                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              eLoyalty Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

[eLoyalty Logo]
                                                      150 Field Drive, Suite 250
                                                     Lake Forest, Illinois 60045

                                          April 12, 2002

Dear eLoyalty Stockholder:

     On behalf of the Board of Directors and management of eLoyalty Corporation, I cordially invite you to attend the 2002 Annual Meeting of eLoyalty's stockholders. The Annual Meeting will be held at 9:00 a.m. Central time on Thursday, May 16, 2002 at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015.

     At this year's Annual Meeting, the agenda includes the proposed election of the two current Class III Directors whose terms of office expire this year, a proposal to approve an amendment of eLoyalty's 1999 Stock Incentive Plan to increase the number of shares available under the Plan, and a proposal to ratify the appointment of our independent auditing firm. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions.

     Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.

                                          Sincerely,

                                          LOGO
                                          Kelly D. Conway
                                          President and Chief Executive Officer

[eloyalty logo]

                              eLOYALTY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2002

     The Annual Meeting of eLoyalty's stockholders will be held at 9:00 a.m. Central time on Thursday, May 16, 2002, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015 for the following purposes:

     1. To elect two Class III Directors to serve for an ensuing term of three years;

     2. To approve an amendment of the eLoyalty Corporation 1999 Stock Incentive Plan to increase the number of shares of eLoyalty Common Stock available for delivery under the Plan from 2,010,834 to 2,510,834;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as eLoyalty's independent public accountants for the 2002 fiscal year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items are more fully described in the following pages of the proxy statement.

     The record date for the Annual Meeting was the close of business on March 25, 2002. Only stockholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at eLoyalty's offices at 150 Field Drive, Suite 250, Lake Forest, Illinois, during normal business hours for ten days prior to the Annual Meeting.

     YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT A PROXY WITH THEIR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY INTEND TO ATTEND THE MEETING IN PERSON. RECORD HOLDERS OF ELOYALTY SHARES AS OF THE RECORD DATE MAY SUBMIT THEIR PROXIES WITH VOTING INSTRUCTIONS BY USING A TOLL-FREE TELEPHONE NUMBER (WITHIN THE U.S. OR CANADA) OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY SUBMIT A PROXY CONTAINING YOUR VOTING INSTRUCTIONS BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

                                          By Order of the Board of Directors,

                                          [TIMOTHY J. CUNNINGHAM SIG]
                                          Timothy J. Cunningham
                                          Corporate Secretary

Lake Forest, Illinois
April 12, 2002

                       PROXY STATEMENT TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Proxy and Voting Information................................    1
Proposal 1: Director Election...............................    2
     General................................................    2
     Board Committees and Meetings..........................    4
     Compensation of Directors..............................    4
Proposal 2: Approval of Amendment of 1999 Stock Incentive
  Plan......................................................    5
     Background and Purpose.................................    5
     Nature and History of Grants...........................    6
     Summary of Shares Authorized and Outstanding...........    7
     Description of the 1999 Plan...........................    8
Proposal 3: Ratification of Selection of Independent Public
  Accountants...............................................   13
Report of the Audit Committee...............................   13
     Audit Committee Composition............................   13
     Audit Committee Activities.............................   14
Other Business..............................................   14
Security Ownership of Certain Beneficial Owners and
  Management................................................   14
     Beneficial Ownership Information.......................   14
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   17
Stock Performance Graph.....................................   18
Executive Compensation......................................   19
     Report of the Compensation Committee...................   19
     Compensation Committee Interlocks and Insider
      Participation.........................................   22
     Summary Compensation Table.............................   23
     Option Grants in Fiscal 2001...........................   25
     Option Exercises in Fiscal 2001 and Option Values at
      December 29, 2001.....................................   27
     Option Repricings......................................   27
     Employment Contracts and Employment Termination and
      Change in Control Arrangements........................   29
Certain Relationships and Related Transactions..............   32
     Executive Officers.....................................   32
     Directors..............................................   33
Submission of Stockholder Proposals for 2003................   34
Incorporation By Reference..................................   35
Additional Information......................................   35
Appendix A: eLoyalty Corporation 1999 Stock Incentive Plan
     (as Amended and Restated as of May 16, 2002)...........  A-1
Appendix B: Audit Committee Charter.........................  B-1

[eLOYALTY LOGO]
                                                            eLoyalty Corporation
                                                      150 Field Drive, Suite 250
                                                     Lake Forest, Illinois 60045

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                          PROXY AND VOTING INFORMATION

     The Board of Directors of eLoyalty Corporation (referred to as "eLoyalty," the "Company" or "we" in this proxy statement) is soliciting your proxy for use at the 2002 Annual Meeting of Stockholders of eLoyalty and any postponements of adjournments thereof (the "Annual Meeting"). These proxy materials are first being mailed to eLoyalty stockholders beginning on or about April 15, 2002.

     WHO MAY VOTE. Holders of record of shares of common stock of eLoyalty, $0.01 par value per share ("Common Stock"), and holders of record of shares of the 7% Series B Convertible Preferred Stock of eLoyalty, $0.01 par value per share ("Series B Stock" and, together with the Common Stock, "eLoyalty Stock"), at the close of business on March 25, 2002 (the "Record Date") may vote at the Annual Meeting. On that date, 10,845,639 shares of eLoyalty Stock, comprising 6,283,267 shares of Common Stock and 4,562,372 shares of Series B Stock, were issued and outstanding and entitled to be voted at the Annual Meeting. Each share of eLoyalty Stock entitles the holder to one vote.

     HOW TO VOTE. If you are a holder of record of eLoyalty Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods.

        - THROUGH THE INTERNET: Go to the web address, http://www.proxyvoting.com/ELOY and follow the instructions on the proxy card.

        - BY TELEPHONE: Call 1-800-435-6710 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on the proxy card.

        - BY MAIL: Complete, sign and mail the proxy card in the enclosed envelope.

     If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you want to vote, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

     If you hold your shares of eLoyalty Stock in "street name" through a broker, nominee, fiduciary or other custodian, you should check the voting form used by that firm to determine whether you may vote by telephone or through the Internet. If so, use the different toll-free telephone number and Web site address provided on that firm's voting form for its beneficial owners.

     HOW PROXIES WORK. Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you sign and return a proxy card without indicating your voting instructions, they will vote your shares FOR the election of the nominees for Director shown under "Director Election" on the following pages, FOR the proposal to increase the number of shares of eLoyalty Common Stock available for delivery under the eLoyalty Corporation 1999 Stock Incentive Plan, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for 2002.

     REVOCATION OF PROXIES. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

     - submitting a new proxy that is properly signed with a later date;

     - voting again at a later date by telephone or through the Internet -- your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;

     - sending a properly signed written notice of your revocation to the Secretary of the Company, at eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, Attention: Corporate Secretary; or

     - voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

     QUORUM. In order to conduct the business of the Annual Meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of a majority of the 10,845,639 shares of eLoyalty Stock outstanding on the Record Date. Proxies that are submitted by brokers as holders of record and that do not indicate a vote for some of the proposals, because the brokers have not received instructions from their customers or other beneficial owners on how to vote on those proposals and do not have discretionary voting authority, are called "broker non-votes." We count abstentions, votes withheld with respect to the election of the Director nominees and broker non-votes as present at the Annual Meeting for the purpose of determining a quorum.

     REQUIRED VOTES. There are differing voting requirements for the various proposals. The nominees for Director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the greatest number of votes will be elected as Directors. Broker non-votes and instructions to withhold authority to vote for a nominee are not counted for this purpose and will not affect the outcome of the election. The Company's organizational documents do not provide for cumulative voting for directors.

     Both of the other proposals, the proposal to increase the number of shares of eLoyalty Common Stock available for delivery under our 1999 Stock Incentive Plan and ratification of appointment of our independent accountants, require the approval of a majority of the shares of eLoyalty Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions from voting on these proposals will have the same effect as votes against them. Broker non-votes are not counted for this purpose and will have no effect on the outcome of the vote.

     ATTENDING THE ANNUAL MEETING. If you are a registered holder of eLoyalty Stock and you plan to attend the Annual Meeting in person, please retain and bring with you the admission ticket attached to the enclosed proxy card. If you hold your shares in "street name" (in the name of a broker or other nominee) and you do not receive an admission ticket, please bring proof of your ownership of eLoyalty shares with you to the Annual Meeting. A bank or brokerage account statement showing that you owned eLoyalty Common Stock on March 25, 2002 would be acceptable for this purpose.

     REVERSE STOCK SPLIT. Please note that on December 19, 2001, eLoyalty effected a one-for ten reverse stock split of the Common Stock. All share numbers and per share amounts presented in this proxy statement have been adjusted to give effect to the reverse stock split.

                         PROPOSAL 1: DIRECTOR ELECTION

GENERAL

     The business and affairs of eLoyalty are managed under the direction of its Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies relating to the overall performance of eLoyalty, rather than day-to-day operating details.

     The Board of Directors is divided into three classes, each of which is elected for a three-year term. Only one class of Directors stands for election at each annual meeting of eLoyalty's stockholders. During 2001, a

Director who was then one of three Class I Directors, the class of Directors scheduled to be elected at the 2003 Annual Meeting, resigned his directorship. In accordance with the Company's By-Laws, the Board of Directors subsequently reduced the total number of Directors constituting the Company's Board of Directors from six to five. At this year's Annual Meeting, the Class III Directors stand for election. Two Directors, Kelly D. Conway and Michael J. Murray, are in Class III and have been nominated by the Board to stand at the Annual Meeting for reelection to a three-year term expiring in 2005. If for any reason either Mr. Conway or Mr. Murray becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee. It is not anticipated that either Mr. Conway or Mr. Murray will be unavailable for election.

     The following sets forth information regarding the nominees for election as Directors at this Annual Meeting and each Director continuing in office, including his age, present principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Director of eLoyalty.

    NOMINEES FOR ELECTION AS CLASS III DIRECTOR AT THIS ANNUAL MEETING (TO A THREE-YEAR TERM EXPIRING IN 2005):

     Kelly D. Conway, age 45, is the President and Chief Executive Officer of eLoyalty, a position he has held since its incorporation in May 1999. Mr. Conway joined Technology Solutions Company ("TSC"), a business consulting and system integration company of which eLoyalty formerly was a division, in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995 and became Group President in October 1998. He has been a Director of eLoyalty since May 1999.

     Michael J. Murray, age 57, is the retired President of Global Corporate and Investment Banking at Bank of America Corporation, a banking and financial services company. He held such office from 1998 until his retirement in July 2000. From March 1997 until the BankAmerica-NationsBank merger in 1998, Mr. Murray headed BankAmerica Corporation's Global Wholesale Bank and was responsible for its business with large corporate, international and government clients around the world. Mr. Murray was named a BankAmerica Vice Chairman and head of the United States and International Groups in September 1995. He serves as a Director of CNF Corporation and Neoforma Inc. Mr. Murray has been a Director of eLoyalty since June 1999.

    CLASS I DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003:

     Tench Coxe, age 44, is a managing director of the general partner of Sutter Hill Ventures, A California Limited Partnership ("Sutter Hill"), a venture capital company located in Palo Alto, California, and has held that position since 1987. Mr. Coxe is a Director of Clarus Corporation, Copper Mountain Networks, Inc., NVIDIA Corporation and various private companies. He has been a Director of eLoyalty and the Chairman of the Board of Directors since February 2000.

     John T. Kohler, age 55, is the retired President and Chief Executive Officer of TSC, the business consulting and system integration company which included eLoyalty as a division prior to its spin-off in February 2000. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993 and became President and Chief Operating Officer in 1994. He has been a Director of eLoyalty since May 1999.

    CLASS II DIRECTOR WHOSE PRESENT TERM CONTINUES UNTIL 2004:

     Jay C. Hoag, age 43, is a general partner of Technology Crossover Ventures ("TCV"), a venture capital firm located in Palo Alto, California, and has held that position since 1995. Mr. Hoag is on the Board of Directors of Expedia, Inc. and EXE Technologies, Inc., as well as various private companies. He has been a Director of eLoyalty since February 2000.

BOARD COMMITTEES AND MEETINGS

     The eLoyalty Board of Directors held 19 meetings during the fiscal year ended December 29, 2001. During this period, each of the incumbent Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which he served.

     The Board of Directors has two standing committees to assist it in the discharge of its responsibilities: an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating or similar committee.

     The Audit Committee, which is currently composed of Mr. Murray, as Chairman, and Messrs. Coxe and Kohler, met ten times during the last fiscal year. The Audit Committee reviews the Company's accounting functions, operations and management, its financial reporting process and the adequacy and effectiveness of its internal controls. It also recommends to the Board of Directors the appointment of the independent public accountants for the Company, subject to ratification by the stockholders at their Annual Meeting. In connection with its duties, the Audit Committee periodically meets privately with the Company's independent public accountants. A report of the Audit Committee appears elsewhere in this proxy statement.

     The Compensation Committee, whose current members are Mr. Coxe, as Chairman, and Mr. Hoag, met three times during the last fiscal year. The Compensation Committee reviews and acts with respect to stock incentive and other employee benefit plans, and approves or makes recommendations to the Board of Directors with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty. Until his resignation as a Director in August 2001, John R. Purcell held the position on the Compensation Committee currently held by Mr. Hoag. Due to a requirement in eLoyalty's By-laws that all committees of the Board of Directors consist of not fewer than two members, there were no meetings of the Compensation Committee subsequent to Mr. Purcell's resignation until Mr. Hoag's appointment to the committee in February 2002. During the interim period, matters normally requiring the consideration and action of the Compensation Committee were considered and acted upon by the Board of Directors as a whole.

COMPENSATION OF DIRECTORS

     During eLoyalty's fiscal year ended December 29, 2001, Directors who were not employees of eLoyalty or any of its subsidiaries each received $1,500 for their attendance at each meeting of the Board of Directors, $2,000 per Audit Committee meeting and $1,000 per Compensation Committee meeting ($500 for any Compensation Committee meeting held in tandem with any meeting of the Board of Directors). Mr. Hoag historically has declined to accept any such compensation for his service as a member of the Board of Directors or the committees on which he served. The Company also reimburses Directors for their travel-related expenses incurred in attending meetings of the Board of Directors and its committees.

     In addition to meeting attendance fees, Non-Employee Directors (defined below under "Proposal 2: Approval of Amendment to the Company's 1999 Stock Incentive Plan") are eligible to receive automatic grants of stock options under the eLoyalty Corporation 1999 Stock Incentive Plan (the "1999 Plan"). The 1999 Plan defines Non-Employee Director to mean any eLoyalty Director (i) who is not an officer or employee of eLoyalty or any of its subsidiaries, or (ii) as of any date prior to the spin-off of eLoyalty from TSC, who was not then an officer or director of either eLoyalty, TSC or any of their respective subsidiaries.

     The 1999 Plan provides for each Non-Employee Director to receive: (i) an option to purchase 5,000 shares of eLoyalty Common Stock upon commencement of service as a Director (an "Initial Grant"); and (ii) an option to purchase 1,200 shares of eLoyalty Common Stock on the day following the date of each annual meeting of eLoyalty stockholders during which such service continues (an "Annual Grant"). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of eLoyalty Common Stock on the grant date and a maximum term of ten years. Vesting occurs ratably over a period of 48 months from the grant date with respect to each Initial Grant and over a period of 12 months from the grant date with respect to each Annual Grant.

     During the last fiscal year, Messrs. Coxe, Murray and Kohler, as well as John R. Purcell, the Director who resigned during 2001, each received an Annual Grant. Mr. Hoag declined receipt of the Annual Grant that otherwise would have been awarded to him automatically under the 1999 Plan.

     As noted below, under "Proposal 2: Approval of Amendment to the Company's 1999 Stock Incentive Plan," in the event that such amendment is approved, it is anticipated that an additional grant of options to purchase 50,000 shares of Common Stock would thereafter be made to each Non-Employee Director.

               PROPOSAL 2: APPROVAL OF AMENDMENT TO THE COMPANY'S
                           1999 STOCK INCENTIVE PLAN

BACKGROUND AND PURPOSE

     The 1999 Plan was created to assist the Company in the recruitment and retention of directors, officers, and key employees and to motivate such persons to act in the long-term best interests of the Company's stockholders by providing such persons with a proprietary interest in the Company through the use of long-term, equity-based incentives. The Board of Directors believes that long-term, equity-based incentives will continue to be an integral and necessary part of competitive pay for these persons and that such awards do encourage recipients to think and act more like owners. Furthermore, the Board believes it is appropriate, given the effects of the recent business downturn, to tie a significantly greater portion of officer and executive pay to the financial success of eLoyalty, as measured by the return delivered to our stockholders.

     Consistent with this belief, on February 25, 2002, the Compensation Committee of the Board of Directors approved, and the entire Board of Directors subsequently ratified, a new compensation program for eLoyalty's Vice Presidents (the "VP Compensation Program"), including those who had held the title of Senior Vice President prior to the Company's elimination of that title, also in February 2002. As of February 25, 2002, there were 66 eLoyalty Vice Presidents. All executive officers of the Company, other than Mr. Conway, are Vice Presidents and participants in the VP Compensation Program.

     The VP Compensation Program was established to, among other things, enhance the focus of our senior level employees on the delivery of total-company results and provide greater alignment of stockholder and employee interests through the creation of targeted equity ownership levels. The program includes limitations on the funding of cash bonus pools for Vice Presidents, including limits relating to Company profitability, requiring that all non-Vice President bonus pools be fully funded before the funding of any Vice President bonus pool begins, and requiring that bonus pools for Vice Presidents in higher compensation tiers (as described below) be funded at a substantially slower rate than the funding of bonus pools for Vice Presidents in lower compensation tiers. Where established goals are not reached, these elements decrease the likelihood of cash bonuses being paid to Vice Presidents as a group and decrease the likelihood that any cash bonuses paid to Vice Presidents will reach their targeted amounts. In addition, those Vice Presidents placed in higher compensation tiers, presumably those most capable of influencing the Company's performance, are those least likely to have their cash bonuses fully funded in the absence of overall strong performance.

     The VP Compensation Program established five compensation tiers for eLoyalty Vice Presidents, with eLoyalty's current Vice Presidents placed in one of the first four tiers (no current Vice President was eligible to be placed in the highest tier). Each such tier has associated with it a target annual cash compensation amount (consisting of annual base salary component and a target annual bonus component) and a target equity position in eLoyalty that is the same for each Vice President within the tier. The target equity position is expressed as a dollar amount (ranging from $50,000 to $600,000 for the first four tiers) and includes all equity granted by eLoyalty to the Vice President in his or her capacity as an eLoyalty employee, whether in the form of Common Stock, the right to receive future grants of Common Stock or options to purchase Common Stock. For valuation purposes at the time the program was established, each share of Common Stock issued or to be issued to the applicable Vice President and each option to purchase a share of Common Stock granted to the applicable Vice President (irrespective of the vesting status of the stock or option grant or exercise price of the option), was valued at $6.85 per share or option.

     On February 28, 2002, eLoyalty granted to each U.S. Vice President shares of restricted stock in an amount such that, when combined with the equity grants previously made by eLoyalty to that Vice President (all valued at $6.85 per share or option as described above), the aggregate equity granted to that Vice President approximately equaled the target equity ownership level for the tier to which such Vice President was assigned. The restrictions will lapse on such stock in 20 equal quarterly installments, beginning on May 31, 2002. Non-U.S. Vice Presidents received an installment stock award that provides for the issuance, in the aggregate, of the same number of shares of Common Stock as would have been issued to them as restricted stock had they been U.S. employees, in 20 equal quarterly installments, beginning on May 31, 2002. 886,757 shares of Common Stock, in the aggregate, either were granted as restricted stock or reserved for issuance under installment stock grants in connection with the program. Of this amount, 807,027 shares came from the 1999 Plan and constituted substantially all of the stock then available for issuance under the 1999 Plan. The balance of the shares were granted from the eLoyalty Corporation 2000 Stock Incentive Plan (the "2000 Plan") described below.

     The Board of Directors believes that the VP Compensation Program places the right incentives on our Vice Presidents and more closely aligns their interests with those of stockholders as a whole. The substantial equity positions now held by our Vice Presidents, combined with the limitations on cash bonuses described above, ties a far greater percentage of their potential annual compensation to the overall success of the Company in general and increases in the value of eLoyalty Stock in particular. While there is no aspect of this program that would prohibit additional equity grants to our current Vice Presidents, it is the Company's current intent to limit overall equity grants to the target amount established for each compensation tier, as such targets may be adjusted in the Board of Directors' discretion. Thus, absent such adjustment, it is anticipated that any future grants to existing Vice Presidents would be limited to situations in which a Vice President was promoted to a higher compensation tier and was then subject to the higher target equity position associated with that tier.

     The stockholders are being asked to vote on a proposal to approve an amendment to the 1999 Plan to increase by 500,000 the number of shares authorized for issuance under the plan. As described above, the implementation of the VP Compensation Program substantially exhausted the shares of Common Stock currently available for issuance under the 1999 Plan. The Board of Directors believes the proposed amendment is in the best interest of the Company because the increase will enable the Company to continue the implementation of the VP Compensation Program (through grants to any new Vice Presidents hired by the Company and additional grants to any Vice Presidents that are promoted to higher compensation tiers), to make one or more equity grants to Mr. Conway as President and Chief Executive Officer, the form and amount of which have not yet been determined, to make equity grants to members of the Board of Directors, currently anticipated to be in the form of options to purchase 50,000 shares of Common Stock for each Non-Employee Director, and to make similar equity grants to any future Directors.

NATURE AND HISTORY OF GRANTS

     All awards made under the 1999 Plan are discretionary other than automatic grants of options to Non-Employee Directors. Any one or a combination of the following awards may be made under the 1999 Plan at the discretion of the Compensation Committee (or Board, if applicable) to eligible persons: (i) options to purchase shares of Common Stock in the form of incentive stock options or non-statutory stock options, (ii) stock appreciation rights ("SARs") in the form of tandem SARs or free-standing SARs, (iii) stock awards in the form of restricted stock or bonus stock (including installment stock awards) and (iv) performance shares. All awards made under the 1999 Plan to date have been in the form of non-statutory stock options, restricted stock or bonus stock. Additionally, all awards, with the exception of substitute options issued in connection with the spin-off of eLoyalty from Technology Solutions Corporation ("TSC"), have been granted to directors, officers or employees of eLoyalty.

     Historically, most employees received an award of non-statutory stock options upon hire based on their position in the organization and were eligible to receive additional grants periodically with the number of shares being generally determined by the employee's position grade, performance level and size of the award pool as determined by the Compensation Committee. Shares of restricted stock were also awarded on a discretionary basis to certain officers and executives of the Company. With the implementation of the VP Compensation Program and the anticipated extension of the elements underlying it to the compensation of the President and Chief Executive Officer, officer and executive pay will be more heavily weighted towards equity incentives thus ensuring a stronger link between their financial success and the returns delivered to eLoyalty stockholders. Consistent with this philosophy, utilization of shares under the 1999 Plan will focus on the continued operation of the VP Compensation Program, the granting of additional equity to the President and Chief Executive Officer and equity grants to Non-Employee Directors, as described above. In exchange for increased equity participation, the cash compensation of officers and executives as a group will be reduced as described above unless significantly more stringent performance objectives are achieved.

SUMMARY OF SHARES AUTHORIZED AND OUTSTANDING

     As of March 15, 2002, a total of 2,010,834 shares of eLoyalty Common Stock had been authorized for delivery under the 1999 Plan (of which 43,742 remained available for delivery to plan participants). This includes (i) 534,000 shares initially reserved for issuance for all awards other than substitute options,
(ii) 738,756 shares initially granted in substitution of outstanding stock options to purchase TSC in connection with the spin-off of eLoyalty from TSC on February 15, 2000, and (iii) 207,000, 249,628 and 281,450, shares that became available as of the first day of fiscal years 2000, 2001 and 2002, respectively, pursuant to the automatic increase feature contained in the 1999 Plan. This automatic increase feature provides that, as of the first day of each fiscal year of eLoyalty beginning January 1, 2000, the number of shares available for awards, other than incentive stock options, will automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. In the event of a stock dividend, stock split, recapitalization, combination or other similar event, an equitable adjustment to the number of shares authorized under the 1999 Plan will be made.

     The Company also maintains the 2000 Plan, which is a broadly based plan under which non-statutory stock options, restricted stock and bonus stock awards may be granted to officers, employees and certain consultants and independent contractors of eLoyalty and its subsidiaries. A total of 280,000 shares of eLoyalty Common Stock were authorized for delivery under this plan (of which 53,454 shares remained available for delivery as of March 15, 2002).

     The following table sets forth the total number of shares of eLoyalty Common Stock (i) authorized, (ii) delivered pursuant to the exercise of options or otherwise delivered, (iii) subject to outstanding awards, by award type, and
(iv) available for delivery under future grants, under both the 1999 Plan and 2000 Plan as of March 15, 2002.

                                                          1999 PLAN    2000 PLAN      TOTAL
                                                          ---------    ---------      -----
Authorized*...........................................    2,010,834     280,000     2,290,834
Delivered.............................................      147,092       3,799       150,891
Outstanding:
     Non-statutory stock option.......................      567,395      57,132       624,527
     Restricted stock.................................    1,153,496      70,431     1,223,927
     Bonus awards**...................................       99,109      95,184       194,293
                                                          ---------     -------     ---------
                                                          1,820,000     222,747     2,042,747
Available for Future Grants...........................       43,742      53,454        97,196

-------------------------
 * Of the total number of shares authorized, 738,078 shares may not be issued in connection with awards of incentive stock options.

** Includes shares reserved for issuance pursuant to installment stock bonus awards granted to non-U.S. employees.

If the proposed amendment to increase the number of shares authorized under the 1999 Plan is approved, the total number of shares authorized under the 1999 Plan will increase to 2,510,834, of which a total of 543,742 will be available for future grants.

     Because the granting of awards under the 1999 Plan is discretionary (other than the automatic grants of non-statutory options to Non-Employee directors), it is not possible to determine or estimate the benefits or amounts that will be received in the future by individual participants or groups of participants under this plan. However, as described above, it is anticipated that a further grant will be made to eLoyalty's President and Chief Executive Officer, the form and size of which has not been determined, that each Non-employee Director will receive a grant of options to purchase 50,000 shares of Common Stock, that any Director who subsequently joins the Board of Directors will receive a similar grant and that additional shares under the 1999 Plan will be used to continue the operation of the VP Compensation Plan.

DESCRIPTION OF THE 1999 PLAN

     The following is a brief summary of the material terms of the 1999 Plan. This summary is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which (as amended and restated as of May 16, 2002, subject to stockholder approval) is provided in Appendix A.

     OVERVIEW

     Under the 1999 Plan, non-statutory stock options, incentive stock options, SARs, bonus and restricted stock, and performance shares may be granted to directors, officers, employees, consultants, independent contractors and agents of eLoyalty and its subsidiaries. As of March 15, 2002, there were approximately 480 individuals eligible to receive awards under the plan, although it is expected that future awards will be substantially limited to the Company's Vice Presidents, President and Chief Executive Officer and Non-Employee Directors, who constituted approximately 70 of such individuals.

     ADMINISTRATION

     The 1999 Plan is administered by one or more committees of the Board of Directors that the Board has designated to carry out actions under the Plan on its behalf, subject to any limitations provided by the Board of Directors in any such designation. The members of the committee serve at the pleasure of the Board of Directors, and the Board retains the right to assume full authority to administer the 1999 Plan in all respects. The committee (or Board, if applicable) interprets the plan and its application and establishes rules and regulations for its administration. The 1999 Plan provides that all such interpretative and administrative determinations by the committee (or Board, if applicable) are final, binding on plan participants and conclusive. The 1999 Plan is currently administered by the Compensation Committee of the Board of Directors.

     GRANTS

     All awards made under the 1999 Plan are discretionary, other than the automatic grants of options to Non-Employee Directors discussed below. The committee or, if applicable, the Board determines which eligible persons will receive awards and also determines all terms and conditions (including form, amount and timing) of each award. The terms of each award are included in a written agreement approved by the committee or Board. The consideration received for the grant of any award under the 1999 Plan is service to eLoyalty or its subsidiaries.

     AVAILABLE SHARES

     As of March 15, 2002, a total of 2,010,834 shares of eLoyalty Common Stock had been authorized for delivery under the 1999 Plan (of which 43,742 shares remained available for delivery to plan participants). This includes (i) 534,000 shares initially reserved for issuance for all awards other than substitute options, (ii) 738,756 shares initially granted in substitution of outstanding stock options to purchase TSC in connection with the spin-off of eLoyalty from TSC on February 15, 2000, and (iii) 207,000, 249,628 and 281,450 shares that became available as of the first day of fiscal years 2000, 2001 and 2002, respectively, pursuant to the automatic increase feature contained in the 1999 Plan. This automatic increase feature provides that, as of the first day of each fiscal year of eLoyalty beginning January 1, 2000, the number of shares available for awards, other than incentive stock options, will automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. All shares authorized under the 1999 Plan are subject to equitable adjustments as described below. As of March 15, 2002, the closing sale price of the Common Stock on the Nasdaq Stock Market was $6.30 per share.

     The number of shares authorized for delivery under the 1999 Plan will increase by 500,000 effective upon approval by the Company's stockholders of the amendment to increase the maximum number of shares available under the plan (which amendment is submitted to such stockholders for their approval at the Company's 2002 Annual Meeting of Stockholders).

     The number of available shares is reduced by the number of shares issued upon the grant of stock awards or that become subject to outstanding options, outstanding free-standing stock appreciation rights or outstanding performance shares. If shares of Common Stock subject to an option, free-standing stock appreciation right, restricted or bonus stock award or performance share award are not issued or delivered because the award expired, terminated, was cancelled or was forfeited (other than the cancellation of an option upon the exercise of a tandem stock appreciation right) or because shares were delivered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations relating to the award, then those shares will again be available under the 1999 Plan.

     EQUITABLE ADJUSTMENTS

     In the event of a stock split, stock dividend, recapitalization, reorganization, merger, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of eLoyalty Common Stock other than a regular cash dividend, the committee (or, if applicable, the Board of Directors) will make appropriate adjustments to: (1) the number and class of securities available under the 1999 Plan; (2) the number and class of securities subject to each outstanding option and the purchase price per security; (3) the number of securities subject to future non-employee director option grants; (4) the terms of each outstanding stock appreciation right; (5) the number and class of securities subject to each outstanding restricted or bonus stock award; and (6) the terms of each outstanding performance share award. The determination by the committee or the Board regarding any such adjustment will be final, binding and conclusive. If any such adjustment mathematically would create any fractional share, that fractional share will be disregarded for purposes of computing the total shares available under the 1999 Plan and will be subject to cash-out by eLoyalty in the case of any individual award.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     GENERAL. The committee will determine the conditions to the exercisability of each discretionary option and stock appreciation right. The conditions to the exercisability of each automatic Non-Employee director's option are contained in the 1999 Plan and are described below. Upon exercise of an option, including an incentive stock option and an automatic Non-Employee director's option, the purchase price may be paid in cash, by delivery of shares of Common Stock that have been owned by the option holder for at least six months, or through an arrangement between the option holder and a broker dealer for the payment of the purchase price.

     NON-STATUTORY STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The period for the exercise of a discretionary non-statutory stock option or stock appreciation right will be determined by the committee. The exercise price of a discretionary non-statutory option and the base price of a stock appreciation right will be determined by the committee on the date of grant of the option or stock appreciation right, except that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. The exercise of a stock appreciation right entitles the holder thereof to receive shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the stock appreciation right. A stock appreciation right granted in tandem with an option entitles the holder to exercise either the option or the stock appreciation right, but not both.

     INCENTIVE STOCK OPTIONS. No incentive stock option will be exercisable more than ten years after its date of grant. If the recipient of the option owns more than ten percent of the voting power of all shares of eLoyalty's capital stock, however, the option will not be exercisable later than five years after its grant date. The exercise price of an incentive stock option will not be less than the fair market value of eLoyalty's Common Stock on the option's grant date. If the recipient of the option is a ten percent holder, however, the exercise price will not be less than the price required by the Internal Revenue Code -- currently 110% of fair market value.

     EMPLOYMENT OR SERVICE TERMINATION. All of the terms relating to the exercise, cancellation or other disposition of a discretionary option or stock appreciation right upon the holder's termination of employment or service to eLoyalty, whether because of disability retirement, death or other termination, will be determined by the committee. This determination will be made at the time of the grant of the option or stock appreciation right and will be specified in the agreement relating to the option or stock appreciation right.

     AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. An initial non-statutory option to purchase 5,000 shares of Common Stock will be granted automatically to each new Non-Employee Director on the date he or she first becomes a Non-Employee director. Each Non-Employee Director will also automatically receive an annual grant of an option to purchase 1,200 shares of Common Stock on the day after each annual stockholders meeting, beginning with the annual meeting in 2000. Each initial option grant becomes exercisable in 48 equal monthly installments, beginning with the last day of the calendar month following the month in which the option is granted. Each annual option grant becomes exercisable in 12 equal monthly installments, beginning with the last day of the calendar month following the month in which the option is granted. All Non-Employee Directors' options expire ten years after they are granted.

     If a Non-Employee Director ceases to be a director by reason of death, then each of his or her automatic options will become fully exercisable, and remain exercisable for one year after the date of death or, if earlier, until the expiration of the option. If a Non-Employee Director ceases to be a director by reason of disability, then each of his or her automatic options will become fully exercisable, and remain exercisable for 5 years after the date such holder ceased to be a director or, if earlier, until the expiration of the option. If a Non-Employee Director ceases to be a director through retirement from the Board or for any reason other than death or disability, then each of his or her automatic options will be exercisable only to the extent the option was exercisable on the date of termination of service as a director, and may thereafter be exercised for 5 years after the date such holder ceased to be a director or, if earlier, until the expiration of the option.

     SUBSTITUTE OPTIONS GRANTED IN SPIN-OFF. In connection with the spin-off of eLoyalty from Technology Solutions Company on February 15, 2000, each holder of an option to purchase TSC common stock who immediately after the spin-off was an employee or director of eLoyalty (but who was not also a director of TSC) received a substitute option to purchase eLoyalty stock under the 1999 Plan. The number of shares subject to each of these substitute options was determined by multiplying the number of shares subject to the TSC option by a ratio, the numerator of which is $43.20 (the value of one share of TSC common stock before the spin-off), and the denominator of which is $36.06 (the value of one share of eLoyalty Common Stock after the spin-off). The exercise price of the substitute option was determined by dividing the exercise price of the Technology Solutions Company option by the same ratio.

     In addition, each holder of an option to purchase TSC common stock granted before June 22, 1999 who immediately after the spin-off was either an employee or director of TSC or was an employee or director of neither TSC nor eLoyalty received a substitute option to purchase eLoyalty Common Stock. The number of shares subject to each of these substitute options is equal to the number of shares subject to the TSC option. The exercise price of each of these substitute options was determined by dividing the exercise price of the TSC option by the ratio described above.

     Except as described above, all of the terms of a substitute option are be the same as the terms of the related TSC option.

     BONUS STOCK AND RESTRICTED STOCK AWARDS

     The 1999 Plan permits the committee to grant bonus stock awards, which are vested upon grant, and stock awards which may be subject to a restriction period. An award of restricted stock may be subject to performance measures during the restriction period. All of the terms relating to the satisfaction of performance measures and the termination of the restriction period relating to a restricted stock award, or any cancellation or forfeiture of a restricted stock award upon the holder's termination of employment with or service to eLoyalty, whether by reason of disability, retirement, death or other termination, will be contained in the award agreement. Unless the committee decides otherwise, the holder of a restricted stock award will have rights as a stockholder of eLoyalty, including the right to vote and receive any dividends with respect to the shares of restricted stock. Dividends or other distributions on the stock, however, other than a regular cash dividend, will be subject to the same restrictions that apply to the shares of restricted stock on which the dividend was paid.

     PERFORMANCE SHARE AWARDS

     The 1999 Plan also permits the committee to grant performance shares. Each performance share is a right, subject to the attainment of performance measures during a performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of the performance share in cash. Before a performance share award is settled in shares of Common Stock, the holder of the award will have no rights as a stockholder of eLoyalty with respect to the shares of stock subject to the award. All of the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any cancellation or forfeiture of the performance share award upon the holder's termination of employment with eLoyalty, whether by reason of disability, retirement, death or other termination, will be contained in the award agreement.

     PERFORMANCE GOALS

     Under the 1999 Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance objectives and criteria. These objectives and criteria may include one or more of the following: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), operating income, operating income margin, return on equity, earnings of eLoyalty, revenues, market share, cash flow or cost reduction goals, or any combination of these criteria. If the committee intends that compensation subject to performance measures be exempt from the $1 million deduction limit under the Internal Revenue Code, the performance measures will be established by the committee no later than 90 days after the beginning of the performance period or restriction period, and will satisfy all other applicable requirements imposed under federal tax regulations, including the requirement that the performance measures be stated in terms of an objective formula or standard.

     COMPLIANCE WITH SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated executive officers other than the chief executive officer. However, qualified performance-based compensation is not subject to the $1 million deduction limit. To qualify as performance-based compensation, (i) the performance goals must be determined by a committee consisting solely of two or more outside directors, (ii) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the corporation's stockholders, and (iii) the committee must certify that the applicable performance goals are satisfied before payment of any performance-based compensation is made. Where a grant of an award is being made under 1999 Plan to any person who is, or will likely become during the term of the award, a "covered person", and where necessary for such grant to qualify as performance-based compensation, any committee making the grant or award must consist of two or more members of the Board, each of whom shall be an outside director.

     Certain compensation under the 1999 Plan, such as that payable with respect to options and stock appreciation rights, is not expected to be subject to the $1 million deduction limit. Other compensation payable under the 1999 Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to this limit.

     FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 1999 Plan. This summary is not exhaustive, and participants in the 1999 Plan are urged to consult their own tax advisors with respect to the specific tax consequences applicable to them.

     A participant will not recognize any income upon the grant of an option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-statutory stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and eLoyalty will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss, and eLoyalty will not be entitled to any deduction. If, however, the shares are disposed of within this period, then in the year of disposition the participant will recognize compensation taxable as ordinary income equal to the lesser of the amount realized upon such disposition or the fair market value of the shares on the date of exercise minus the exercise price. eLoyalty will be entitled to a corresponding deduction.

     A participant who is granted stock appreciation rights will not recognize any taxable income upon the grant of the stock appreciation rights. Upon exercise, the participant recognizes taxable compensation in an amount equal to the fair market value of any shares delivered and the amount of cash paid by eLoyalty. This amount is deductible by eLoyalty as compensation expense.

     A participant receiving restricted stock will not recognize taxable income at the time of the grant, and eLoyalty will not be entitled to a tax deduction at that time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time the restricted stock is granted. If a Section 83(b) election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making a Section 83(b) election or upon the lapse of the restrictions is deductible by eLoyalty as compensation expense, except to the extent the deduction limits applicable to compensation in excess of $1 million apply. In addition, a participant receiving dividends with respect to restricted stock for which a Section 83(b) election has not been made and before the restrictions lapse will recognize taxable compensation, rather than dividend income, in an amount equal to the dividends paid and eLoyalty will be entitled to a corresponding deduction, except to the extent the compensation deduction limit applies. A participant receiving bonus stock will recognize taxable income at the time the bonus stock is awarded in an amount equal to the then fair market value of the stock. This amount is deductible by eLoyalty as compensation expense, except to the extent the compensation deduction limit applies.

     A participant receiving performance shares will not recognize taxable income upon the grant of the shares and eLoyalty will not be entitled to a tax deduction at that time. Upon the settlement of performance shares, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by eLoyalty. This amount is deductible by eLoyalty as compensation expense, except to the extent the compensation deduction limit applies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN.

    PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP ("PwC") as independent public accountants to audit the consolidated financial statements of the Company for the current fiscal year ending December 28, 2002. PwC served as independent public accountants for the Company during fiscal 2001.

     A proposal will be presented at the Annual Meeting to ratify the appointment of PwC as eLoyalty's independent public accountants for fiscal 2002. One or more members of the firm are expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. If the Company's stockholders do not ratify this appointment at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

AUDIT FEES

     To date, PwC has billed the Company $403,523 for professional services rendered by PwC for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2001 and for the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 29, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC has not billed the Company any amounts for, and has not performed, any professional services relating to information technology matters as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 29, 2001.

ALL OTHER FEES

     During the fiscal year ended December 29, 2001, PwC billed the Company $2,055,887 for all services rendered by PwC during fiscal 2001, other than those described above under "Audit Fees." These services included, among others, assistance with project management controls, reviews of internal accounting controls, an audit of our 401(k) plan, the provision of accounting and tax advice in connection with the issuance of our Series B Stock and other tax services. The Audit Committee has concluded that the provision of these services is compatible with maintaining PwC's independence.

                         REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE COMPOSITION

     The composition of the Audit Committee complies with the listing standards of The Nasdaq Stock Market.

     Mr. Murray, the Audit Committee Chairman, and Mr. Coxe are considered independent as defined in The Nasdaq Stock Market's listing standards.

     Mr. Coxe was appointed to the Audit Committee in February 2002 to replace Mr. Hoag. Following a December 2001 investment by funds affiliated with TCV in Series B Stock, Mr. Hoag was no longer considered independent as defined in The Nasdaq Stock Market's listing standards, due to the aggregate amount of eLoyalty Stock deemed to be owned by Mr. Hoag through his affiliation with those funds. eLoyalty notified The Nasdaq Stock Market of Mr. Hoag's change in status promptly following the December investment and received a waiver of the applicable listing standard on the condition that Mr. Hoag was replaced as a member of the Audit Committee prior to March 22, 2002.

     In connection with its appointment of Mr. Kohler to the Audit Committee in May 2000, the Board of Directors was aware that Mr. Kohler would not be deemed independent under The Nasdaq Stock Market's amended rules as a result of his position as President and Chief Executive Officer of TSC within the past three years and his receipt of compensation from TSC in excess of $60,000 during 1999, other than compensation for board service or non-discretionary compensation. The Board, however, determined (as is permitted by The Nasdaq Stock Market's rules with respect to one member of the Audit Committee) that Mr. Kohler's appointment would nonetheless be in the best interests of the Company and its stockholders in light of his substantial experience with accounting and financial reporting matters affecting information technology services firms and his specific past familiarity with the business conducted by the Company while it was a business unit within TSC.

AUDIT COMMITTEE ACTIVITIES

     The Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix B to this proxy statement.

     The Audit Committee has reviewed and discussed with the Company's management and PwC the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001. The Audit Committee also has discussed with PwC the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

     The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," and has discussed with PwC its independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed with the Securities and Exchange Commission on March 28, 2002.

    Michael J. Murray, Audit Committee Chair
     Tench Coxe, Audit Committee Member
     John T. Kohler, Audit Committee Member

                                 OTHER BUSINESS

     The Board of Directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters requiring a vote of eLoyalty stockholders arise, the persons named as proxies in the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP INFORMATION

Common Stock

     To the Company's knowledge, the following table sets forth information regarding beneficial ownership of outstanding eLoyalty Common Stock as of March 15, 2002, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Common Stock; (ii) each of the six executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; (iii) each of the Directors of the Company; and (iv) all executive officers and Directors of the Company as a group. To the Company's knowledge, the table also shows, for such individuals and group, the percentage of the Company's total voting power beneficially owned as of such date (based on the number of shares of Common Stock and Series B Stock, which generally votes with the Common Stock, so owned). The shares shown as beneficially owned by all Directors and executive officers as a group do not include the shares shown as beneficially owned by Mr. Lashmet, who left the Company in January 2002, and Mr. Thomas, who left the Company in December 2001. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

                                                 NUMBER OF SHARES OF       PERCENT OF         PERCENT OF
                                                    COMMON STOCK           OUTSTANDING           TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)    COMMON STOCK(1)    VOTING POWER(1)
------------------------------------            ---------------------    ---------------    ---------------
Jay C. Hoag, Richard H. Kimball and various
  entities affiliated with Technology
  Crossover Ventures........................            743,038(2)            11.80%             24.09%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Brookside Capital Partners Fund, LP.........            369,145(3)             5.86%              6.13%
111 Huntington Avenue
Boston, MA 02116
Kelly D. Conway.............................            152,404                2.41%              1.44%
Tench Coxe..................................            214,392(4)             3.40%             13.47%
John T. Kohler..............................             71,932(5)             1.13%                 *
Michael J. Murray...........................             46,646                   *                  *
Timothy J. Cunningham.......................             90,157                1.43%                 *
Jay A. Istvan...............................             92,431(6)             1.47%                 *
Craig B. Lashmet............................              2,460                   *                  *
Steven C. Pollema...........................             74,960                1.19%                 *
N. Vaughan Thomas...........................             19,500                   *                  *
All directors and executive officers as a
  group (11 individuals)....................          1,617,767               25.30%             43.70%

-------------------------
 *  Less than one percent.

(1) Includes shares of eLoyalty Common Stock that may be acquired within 60 days after March 15, 2002 through the exercise of stock options outstanding as of such date, as follows: Mr. Conway, 17,450 shares; Mr. Coxe, 2,426 shares; Mr. Kohler, 51,917 shares; Mr. Murray, 17,676 shares; and all directors and executive officers as a group, 96,383 shares. With respect to each of these individuals and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2) Messrs. Hoag and Kimball are the two managing members of TCM III and TCM IV. TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P. , and TCM IV is the sole general partner of the TCV IV Funds. Each of the TCV Funds hold of record shares of eLoyalty Common Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of eLoyalty Common Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of eLoyalty Common Stock held by the TCV Funds. All of the shares of eLoyalty Common Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The number of shares of eLoyalty Common Stock held of record by each of the TCV Funds as of March 15, 2002 are as follows: TCV III (GP), 1,372 shares; TCV III, L.P., 6,524 shares; TCV III (Q), L.P., 173,418 shares; TCV III Strategic

    Partners, L.P., 7,851 shares; TCV IV, L.P., 533,845 shares (8.48% of the outstanding shares of eLoyalty Common Stock); and TCV IV Strategic Partners, L.P., 20,028 shares.

(3) This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on January 31, 2002 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2001. Based on the information contained therein, Brookside Capital Partners Fund, LP beneficially owns and has sole voting and investment power with respect to 369,145 shares.

(4) Mr. Coxe is a managing director of the general partner of each of Sutter Hill, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 211,736 shares, 22 shares and 56 shares, respectively, of eLoyalty Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Common Stock held of record by such partnerships. Mr. Coxe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such limited partnerships. The number of shares shown in the table also includes 152 shares held directly by Mr. Coxe, as to which he has sole voting and investment power.

(5) Includes 10 shares of eLoyalty Common Stock held of record by Mr. Kohler's spouse. Mr. Kohler disclaims beneficial ownership of such shares.

(6) Includes 200 shares of eLoyalty Common Stock held of record by a revocable living trust for the benefit of Mr. Istvan's spouse.

Series B Stock

     To the Company's knowledge, the following table sets forth information regarding beneficial ownership of outstanding eLoyalty Series B Stock as of March 15, 2002, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Series B Stock; (ii) each of the six executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; (iii) each of the Directors of the Company; and (iv) all executive officers and Directors of the Company as a group. To the Company's knowledge, the table also shows, for such individuals and group, the percentage of the Company's total voting power beneficially owned as of such date (based on the number of shares of Series B Stock and Common Stock, which generally votes with the Series B Stock, so owned). The shares shown as beneficially owned by all Directors and executive officers as a group do not include the shares shown as beneficially owned by Mr. Lashmet, who left the Company in January 2002, and Mr. Thomas, who left the Company in December 2001. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

                                                    NUMBER OF SHARES OF      PERCENT OF        PERCENT OF
                                                      SERIES B STOCK        OUTSTANDING           TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED     SERIES B STOCK    VOTING POWER(1)
------------------------------------                -------------------    --------------    ---------------
Jay C. Hoag, Richard H. Kimball and various
  entities affiliated with Technology Crossover
  Ventures......................................         1,872,805(2)          41.05%             24.09%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Brookside Capital Partners Fund, LP.............           296,327              6.50%              6.13%
111 Huntington Avenue
Boston, MA 02116
Tench Coxe and various entities affiliated with
  Sutter Hill Ventures..........................         1,248,536(3)          27.37%             13.47%
c/o Sutter Hill Ventures
755 Pagemill Road, Suite A200
Palo Alto, CA 94301
Kelly D. Conway.................................             3,862                 *               1.44%
John T. Kohler..................................            16,064(4)              *                  *

                                                    NUMBER OF SHARES OF      PERCENT OF        PERCENT OF
                                                      SERIES B STOCK        OUTSTANDING           TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED     SERIES B STOCK    VOTING POWER(1)
------------------------------------                -------------------    --------------    ---------------
Michael J. Murray...............................            23,243                 *                  *
Timothy J. Cunningham...........................             2,362                 *                  *
Jay A. Istvan...................................             1,515                 *                  *
Craig B. Lashmet................................                 0                 *                  *
Steven C. Pollema...............................               132                 *                  *
N. Vaughan Thomas...............................                 0                 *                  *
All directors and executive officers as a group
  (11 individuals)..............................         3,169,594             69.47%             43.70%

-------------------------
 *  Less than one percent.

(1) Includes shares that may be acquired upon the exercise of options exercisable within 60 days after March 15, 2002, as described above under "Common Stock."

(2) Messrs. Hoag and Kimball are the two managing members of Technology Crossover Management III, L.L.C. ("TCM III") and Technology Crossover Management IV, L.L.C. ("TCM IV"). TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P. (the "TCV III Funds"), and TCM IV is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the "TCV IV Funds"). Each of the TCV III Funds and the TCV IV Funds (collectively, the "TCV Funds") hold of record shares of Series B Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of Series B Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of Series B Stock held by the TCV Funds. All of the shares of Series B Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The number of shares of Series B Stock held of record by each of the TCV Funds as of March 15, 2002 are as follows: TCV III (GP), 2,285 shares; TCV III, L.P., 10,852 shares; TCV III (Q), L.P., 288,422 shares (6.32% of the outstanding shares); TCV III Strategic Partners, L.P., 13,057 shares; TCV IV, L.P., 1,501,673 shares (32.91% of the outstanding shares); and TCV IV Strategic Partners, L.P., 56,516 shares.

(3) Sutter Hill, Sutter Hill Entrepreneurs Fund (AI), L.P., Sutter Hill Entrepreneurs Fund (QP), L.P., and Sutter Hill Associates, L.P., hold of record 895,186 shares (19.62% of the outstanding shares), 8,854 shares, 22,418 shares and 322,078 shares (7.06% of the outstanding shares), respectively, of Series B Stock. Mr. Coxe is a managing director of the general partner of each of these entities, other than Sutter Hill Associates, L.P., of which he is a general partner. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Series B Stock held of record by such partnerships. Mr. Coxe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such limited partnerships.

(4) Includes 7 shares of Series B Stock held of record by Mr. Kohler's spouse. Mr. Kohler disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, as well as any persons who beneficially own more than 10% of eLoyalty Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to
Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Based on its review of copies of such reports filed through or furnished to the Company and on written representations from certain reporting persons that no other reports were required, the Company believes that, during fiscal 2001, all required Section 16(a) reports from persons subject to Section 16(a) reporting obligations during such period were filed on a timely basis.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on eLoyalty Common Stock with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a peer group of other publicly traded information technology consulting companies selected by the Company (the "Peer Group Index"). Cumulative total stockholder return is based on the period from February 16, 2000 (the initial date of regular way trading of eLoyalty Common Stock on The Nasdaq Stock Market, Inc. following eLoyalty's spin-off from TSC and registration under the Securities Exchange Act of 1934) through eLoyalty's fiscal year end on Saturday, December 29, 2001. The comparison assumes that $100 was invested on February 16, 2000 in each of eLoyalty Common Stock, the Nasdaq Market Index and the Peer Group Index, and that any and all dividends were reinvested.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                           FOR ELOYALTY CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

[PERFORMANCE GRAPH]

              COMPANY/INDEX                2/16/00   6/30/00   12/29/00   6/29/01   12/29/01
              -------------                -------   -------   --------   -------   --------
  eLoyalty Corporation..................      $100    $34.81     $17.66    $ 2.73     $ 1.42
  Peer Group Index(1)...................       100     81.10      14.03     13.00      14.09
  Nasdaq Market Index...................       100     85.01      52.71     46.58      42.16

-------------------------
(1) The Peer Group Index consists of DiamondCluster International, Inc., Sapient Corporation, Scient Inc., Tanning Technology Corporation and Viant Corporation. Proxicom, Inc., which previously had been included in the Peer Group Index, was removed due to its acquisition in 2001.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for overseeing the Company's executive compensation programs. The Compensation Committee approves or presents recommendations to the Board with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty. The Compensation Committee generally approves performance goals for executive officer bonus awards, reviews attainment of such goals and approves the actual bonus award payments. In addition, the Compensation Committee administers eLoyalty's stock-based incentive plans and establishes and reviews general policies relating to compensation and benefits of employees of eLoyalty. The Compensation Committee is composed entirely of Directors who are not officers or employees of the Company.

     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation programs must attract, motivate and retain the talented people necessary to meet the Company's current and future leadership needs. The Company's pay practices are designed to attract achievement-oriented people who demonstrate individual and team commitment to superior performance and improved stockholder value. Specific objectives of the Company's compensation programs are to:

     - Support the Company's efforts to develop, attract and retain talented leaders and professionals;

     - Match the Company's compensation programs to its business strategies;

     - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to achievement of financial goals and other critical objectives; and

     - Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

     Consistent with these objectives, on February 25, 2002, the Compensation Committee approved, and the entire Board of Directors subsequently ratified, a new compensation program for eLoyalty's Vice Presidents (the "VP Compensation Program"). All executive officers of the Company, other than Mr. Conway, are Vice Presidents and participants in the VP Compensation Program.

     The VP Compensation Program was established to, among other things, enhance the focus of our senior level employees on the delivery of total-company results and provide greater alignment of stockholder and employee interests through the creation of targeted equity ownership levels. The program includes limitations on the funding of cash bonus pools for Vice Presidents, including limits relating to Company profitability, requiring that all non-Vice President bonus pools be fully funded before the funding of any Vice President bonus pool begins, and requiring that bonus pools for Vice Presidents in higher compensation tiers (as described below) be funded at a substantially slower rate than the funding of bonus pools for Vice Presidents in lower compensation tiers. Where established goals are not reached, these elements decrease the likelihood of cash bonuses being paid to executive officers as a group and decrease the likelihood that cash bonuses paid to executive officers will reach their targeted amounts in the absence of overall strong performance.

     The VP Compensation Program established five compensation tiers for eLoyalty Vice Presidents, with eLoyalty's current Vice Presidents placed in one of the first four tiers (no current Vice President was eligible to be placed in the highest tier). Executive officers were placed within the three middle tiers. Each such tier has associated with it a target annual cash compensation amount (consisting of annual base salary component and a target annual bonus component) and a target equity position in eLoyalty that is the same for each Vice President within the tier. The target equity position is expressed as a dollar amount (ranging from $100,000 to $600,000 for the three tiers in which executive officers have been placed) and includes all equity granted by eLoyalty to the Vice President in his or her capacity as an eLoyalty employee, whether in the form of Common Stock, the right to receive future grants of Common Stock or options to purchase Common Stock. For valuation purposes at the time the program was established, each share of Common Stock issued or to be issued to the applicable Vice President and each option to purchase a share of Common Stock granted to the applicable Vice President (irrespective of the vesting status of the stock or option grant or exercise price of the option), was valued at $6.85 per share or option.

     On February 28, 2002, concurrently with similar equity grants to other Vice Presidents, eLoyalty granted to each executive officer participating in the VP Compensation Program shares of restricted stock in an amount such that, when combined with the equity grants previously made by eLoyalty to that executive officer (all valued at $6.85 per share or option as described above), the aggregate equity granted to that executive officer approximately equaled the target equity ownership level for the tier to which such executive officer was assigned. The restrictions will lapse on such stock in 20 equal quarterly installments, beginning on May 31, 2002.

     The following discussion under "Compensation Components and Fiscal 2001 Determinations" discusses the general elements of our executive officers' compensation for 2001, as well as the anticipated effect, if any, of the VP Compensation Program on those elements.

     COMPENSATION COMPONENTS AND FISCAL 2001 DETERMINATIONS

     The three major components of executive officer compensation are: (i) base salary, (ii) annual incentive awards, and (iii) long-term, equity-based incentive awards. Individual executive compensation includes each of these elements and is designed to achieve the goals of the Company's compensation programs.

     BASE SALARY: The Compensation Committee believes base salaries should be established based on the competitive marketplace for the specific responsibilities of the position as well as the experience, knowledge and demonstrated performance of the individual. These principles were followed, for example, when establishing the base salaries for Messrs. Cunningham, Istvan and Pollema, hired in 1999, 2001 and 2001, respectively, from the external marketplace. Base salaries for executive officers continuing in office were not increased during 2001, other than small increases for Mr. Cunningham and another executive effected early in the year. The Compensation Committee believed that the base salaries of the other executive officers generally continued to be competitive during fiscal 2001 and therefore did not make any adjustments to them. The base salary amounts paid during fiscal 2001 to the executive officers named in the Summary Compensation Table that follows are shown in the "Salary" column of such table. The implementation of the new VP Compensation Program is not anticipated to affect the base salary of any executive officer in any material respect.

     ANNUAL INCENTIVE AWARDS: Annual incentives are based on attainment of key strategic and financial goals identified at the beginning of each annual performance period that are specific to the executive officer to whom they relate. Measured achievement of such goals may be formulaic, based on specific quantifiable results and pre-determined payout matrices, or may require subjective evaluation. A greater aggregate weighting is typically placed on those goals for which performance achievement is objectively measurable. Strategic and financial goals established for the 2001 fiscal year, for which applicability and weighting varied by executive officer, related to net income, profit contribution margin, service line revenue, accounts receivable management, cost management, voluntary employee turnover, new business initiatives, and leadership. Notwithstanding the above, the Compensation Committee retains discretion to adjust, upward or downward, the annual incentive award payout amounts.

     The Compensation Committee establishes target bonuses for each executive officer based largely on position responsibilities, but may also consider other factors such as an individual's experience, knowledge and demonstrated performance. Target bonuses for executive officers for the 2001 fiscal year ranged from 40% to 110% of base salary, depending on the individual executive's position, responsibilities and experience, consistent with fiscal 2000. The Compensation Committee believes that providing such additional cash compensation reinforces the principle that a significant portion of pay should be at risk and strengthens the link between pay and performance. Actual annual incentive awards paid may be equal to, more than or less than the targeted amounts, depending on how actual results compare with pre-established strategic and financial goals.

     Notwithstanding the foregoing, no discretionary bonuses were paid for the 2001 fiscal year due to the overall downturn in the Company's business during the year and the resulting need to reduce costs throughout the Company. Messrs. Istvan and Pollema did receive bonuses to the extent required by the terms of their employment contracts with the Company. See the "Bonus" column of the Summary Compensation Table.

     The implementation of the new VP Compensation Program is not anticipated to affect the factors that are evaluated in connection with the determination of individual annual incentive awards for executive officers. Based on the current base salaries of those executive officers that are participants in this program and the target cash bonus amounts applicable to the compensation tier in which each has been placed, target cash bonuses for these executive officers in 2002 will range from 75% to 100% of their base salary, placing from 33% to 50% of their total target cash compensation at risk. However, as described above, the imposition of limitations on the funding of Vice President bonus pools, particularly those for the higher compensation tiers in which most such executive officers were placed, lessens the likelihood that executive officers will receive any such cash bonuses and, if received, decreases the likelihood that such bonuses will rise to the higher end of the ranges identified above.

     LONG-TERM, EQUITY-BASED INCENTIVE AWARDS: The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Historically, the Board of Directors, with the recommendation of the Compensation Committee, or the Compensation Committee, determined the size of long-term, equity-based incentives based on each individual's position within the Company and determined a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Board and the Compensation Committee took into account an individual's recent performance, his or her potential for future responsibility and promotion, and historical award levels. The relative weight given to each of these factors varied among individuals at the discretion of the Board and the Compensation Committee.

     On March 5, 2001, Mr. Istvan received a grant of options to purchase 25,000 shares of Common Stock in connection with his hiring by the Company, at a per share option exercise price of $83.75. Of these options, 15,000 were later relinquished by Mr. Istvan in connection with the issuance to him of 7,500 shares of the restricted stock granted to him on April 2, 2001, as described below. In connection with his hiring, Mr. Pollema was issued options to purchase 20,000 shares of Common Stock at a per share exercise price of $20.10 on June 1, 2001, and 5,000 shares of restricted Common Stock on June 11, 2001. On April 2, 2001, Messrs. Conway, Cunningham, Istvan, Lashmet and Thomas were issued 25,000, 17,500, 20,000, 10,000 and 15,000 shares of restricted Common Stock, respectively. All such grants came from the 1999 Plan.

     The implementation of the VP Compensation Program is expected to substantially reduce the likelihood of additional grants of equity to those executive officers who participate in the program. As noted above, on February 28, 2002, each such executive officer received a grant of restricted Common Stock in an amount necessary to allow such officer to reach the target equity position for the tier in which he or she had been placed. While there is no aspect of the program that would prohibit additional equity grants to these executive officers, the Compensation Committee currently intends to limit overall equity grants to the target amount established for each compensation tier, as such targets may be adjusted in the Board of Directors' discretion. The Compensation Committee believes that the substantial equity positions held by these executive officers following the February 28, 2002 grants are sufficient to properly align their interests with those of the stockholders. Thus, absent adjustment of the target equity position for an applicable tier, it is anticipated that any future grants to these executive officers would be limited to situations in which one of them was promoted to a higher compensation tier and was then subject to the higher target equity position associated with that tier.

     CEO COMPENSATION

     Mr. Conway's base salary and grants of equity based incentive awards were determined in accordance with the criteria described in the "Base Salary" and "Long-Term, Equity-Based Incentive Awards" sections of this report. His base salary was last increased in October 1998 in accordance with the then applicable policies and principles of TSC. Mr. Conway's target annual incentive award was 110% of his salary in recognition of his responsibilities as President and Chief Executive Officer of the Company, consistent with fiscal 2000.

Mr. Conway did not receive an annual incentive award for 2001 based on the criteria and other factors discussed under "Annual Incentive Awards" above.

     On April 2, 2001, Mr. Conway was granted 25,000 shares of restricted Common Stock under the 1999 Plan. In addition, in accordance with the Promissory Note of Mr. Conway dated November 12, 1998, $261,197 in aggregate principal and interest was forgiven during fiscal 2001 in respect of a $1.2 million original principal amount loan made by TSC to Mr. Conway in 1998 (which was subsequently assumed by eLoyalty in connection with the spin-off).

     While not a participant in the VP Compensation Program, the Compensation Committee currently is reviewing the elements of Mr. Conway's overall compensation package, together with the other terms of his employment, to ensure that they comport with its overall philosophy of executive compensation in general and, more specifically, the refinements to that philosophy embodied in the VP Compensation Program. While this review is in its preliminary stages, the Compensation Committee does expect that a substantial additional equity grant will be made to Mr. Conway resulting from this review. The form and amount of this grant has not been determined.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain exceptions apply. The 1999 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan should qualify as performance-based compensation that would therefore be exempt from the $1 million limit. Compensation deemed paid in connection with the vesting of restricted stock does not qualify as performance-based compensation under section 162(m) and thus is subject to the $1 million limit. The Compensation Committee believes it is appropriate to retain discretion to determine bonus awards paid to the Company's executive officers and thus such bonuses do not qualify as performance-based compensation under section 162(m) and are subject to the $1 million limit on deductibility. The Compensation Committee believes that there may be some situations in which it is appropriate or necessary to provide compensation in excess of the $1 million limit to attract or retain critical talent and that the benefits of retaining flexibility and discretion under its pay programs outweigh the limited risk of loss of tax deductions under section 162(m).

     Tench Coxe, Compensation Committee Chair
     Jay C. Hoag, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of eLoyalty's Board of Directors currently consists of Mr. Coxe, as Chairman, and Mr. Hoag. Neither Mr. Coxe nor Mr. Hoag is a current or former officer or employee of eLoyalty. During the last fiscal year, no executive officer of eLoyalty served on the board of directors or compensation committee of any other company, one of whose executive officers served as a Director or member of the Compensation Committee of eLoyalty.

     Mr. Coxe is a managing director of the general partner of Sutter Hill, which is involved in venture capital activities. Mr. Hoag is a general partner of TCV and a managing member of TCM III and TCM IV, the general partners of the TCV Funds. Sutter Hill and certain of the TCV Funds have agreed with eLoyalty and a fund affiliated with Bain Capital to participate in a venture fund to be sponsored by eLoyalty. Sutter Hill has made a capital commitment of $5.1 million (approximately 17% of the total committed capital), and the applicable TCV Funds also have made a capital commitment of $5.1 million (approximately 17% of the total committed capital), to this fund, eLoyalty Ventures, L.L.C., pursuant to an Operating Agreement providing for its formation, management and operation. In the Operating Agreement, eLoyalty, through a limited liability company in which it and certain of its officers are expected to invest, has made a capital commitment of $14.7 million (or approximately 49% of the total committed capital). No capital contributions have yet been made to eLoyalty Ventures. In addition, as disclosed under "Security Ownership of Certain Beneficial Owners and Management," as of March 15, 2001, (i) Sutter Hill and other affiliated funds collectively owned approximately 3.40% of the then outstanding Common Stock and 27.37% of the then outstanding Series B Stock and (ii) TCV and other affiliated funds collectively owned 11.80% of the then outstanding Common Stock and 41.05% of the then outstanding Series B Stock. In connection with the acquisition of certain of these shares, the Company has entered into various agreements with affiliated funds of TCV and Sutter Hill. See "Certain Relationships and Related Transactions -- Directors."

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation earned in fiscal years 2001, 2000 and 1999 by (i) the President and Chief Executive Officer of eLoyalty (ii) the four other most highly compensated executive officers of eLoyalty who were serving as executive officers at the end of fiscal 2001, and (iii) by Mr. N. Vaughan Thomas, who served as an executive officer until December 7, 2001. The position identified in the table for each person, other than for Mr. Thomas and Mr. Lashmet, is that person's current position at eLoyalty. The people listed in the table below are sometimes referred to as "Named Executive Officers."

                                                                              LONG TERM COMPENSATION
                                                                 ------------------------------------------------
                                       ANNUAL COMPENSATION       RESTRICTED         SECURITIES
                              FISCAL   --------------------        STOCK            UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS        AWARDS(6)           OPTIONS         COMPENSATION
---------------------------   ------    ------      -----        ----------         ----------       ------------
Kelly D. Conway...........     2001    $480,000    $      0      $  437,500(7)             0          $  263,747(17)
  President and                                                     537,524(9)
  Chief Executive Officer      2000    $480,000    $538,100      $1,115,625(10)       17,500(12)      $  333,361(18)
                                                                                      58,322(13)
                               1999    $480,000    $266,573      $        0           62,500(14)      $  387,303(18)

Timothy J. Cunningham.....     2001    $292,500    $      0      $  306,250(7)             0          $    2,550(19)
  Vice President, Chief                                          $   52,000(9)
  Financial Officer and        2000    $270,000    $240,700      $  127,500(10)       12,000(15)      $    5,100
  Corporate Secretary(1)       1999    $ 34,788    $      0      $        0                           $        0

Jay A. Istvan.............     2001    $346,296    $300,000(5)   $  350,000(7)(8)     25,000(14)      $    2,550(19)
  Vice President, Strategy                                       $   52,000(9)
  and Marketing(2)

Craig B. Lashmet..........     2001    $400,000    $      0      $  175,000(7)             0          $    2,214(19)
  Vice President                                                 $  293,353(9)
  North American Operation     2000    $400,000    $300,000      $  796,875(10)       12,500(12)      $    4,938
                                                                                      21,414(13)
                               1999    $400,000    $211,448      $        0           35,000(14)      $    4,167

Steven C. Pollema.........     2001    $168,182    $127,500(5)   $   56,500(11)       20,000          $   69,377(20)
  Vice President, Delivery
  and Operations(3)

N. Vaughan Thomas.........     2001    $354,934    $      0      $  262,500(7)             0          $1,642,621(21)
  Vice President,              2000    $195,911    $249,749      $        0           35,000(16)      $  296,000(22)
  International
  Operations(4)

-------------------------
 (1) Mr. Cunningham commenced his employment with eLoyalty on November 15, 1999.

 (2) Mr. Istvan commenced his employment with eLoyalty on January 29, 2001.

 (3) Mr. Pollema commenced his employment with eLoyalty on June 11, 2001.

 (4) Mr. Thomas was employed by the U.K. subsidiary of eLoyalty from July 3, 2000 through December 7, 2001. During this period, Mr. Thomas received his annual cash compensation in U.K. pounds sterling. The cash compensation reported for him in the above table reflects conversion of the aggregate sums into U.S. dollars at the conversion rate as of (i) December 29, 2001 of L1.00 = $1.4475 with respect to 2001 compensation, and (ii) December 30, 2000 of L1.00 = $1.4955 with respect to 2000 compensation.

 (5) Reflects the guaranteed bonus award for 2001 as provided for under the Named Executive Officer's employment agreement entered into upon commencement of his employment with eLoyalty. With respect to Mr. Istvan, such guarantee is applicable only with respect to the bonus award earned for fiscal year 2001. With respect to Mr. Pollema, such guarantee is applicable with respect to fiscal 2002 in the amount of $63,750.

 (6) The column shows the market value of the restricted stock awards on the date of grant, based on the per share closing price of eLoyalty Common Stock on their respective grant dates. On December 29, 2001, the Named Executive Officers held shares of restricted stock, with a value at such date, as follows: Mr. Conway, 132,556 shares, $689,291; Mr. Cunningham, 26,132 shares, $135,886; Mr. Istvan, 27,500 shares, $143,000; Mr. Lashmet,
     69,642 shares, $362,138; Mr. Pollema, 4,500 shares, $23,400; and Mr.
     Thomas, zero shares, $0. In the event dividends are paid to owners of eLoyalty Common Stock, dividends would be paid on the restricted shares in the same amount and at the same time as paid to other owners of eLoyalty Common Stock.

 (7) Represents the market value of the restricted stock awards made on April 2, 2001, valued using the $17.50 per share closing price of eLoyalty Common Stock on that date. The restrictions on the shares awarded lapse over a forty-eight month period in approximately equal monthly installments beginning on either May 1, 2001 or May 1, 2003 ("Initial Vesting Date"), subject typically to the recipient's continued employment. The number of shares granted to the Named Executive Officers, except Mr. Pollema, on April 2, 2001, and the number of shares subject to vesting beginning on each Initial Vesting Date, are as follows: Mr. Conway, 25,000 shares, 12,500 shares began vesting on May 1, 2001, 12,500 shares begin to vest on May 1, 2003; Mr. Cunningham, 17,500 shares, 12,500 shares began vesting on May 1, 2001, 5,000 shares begin to vest on May 1, 2003; Mr. Istvan, 20,000 shares, 15,000 shares began vesting on May 1, 2001, 5,000 shares begin to vest on May 1, 2003; Mr. Lashmet, 10,000 shares, 7,500 shares began vesting on May 1, 2001, 2,500 shares begin to vest on May 1, 2003; and Mr. Thomas, 15,000 shares, 15,000 shares began vesting on May 1, 2001. Of the 15,000 restricted shares awarded to Mr. Thomas, 12,500 shares were cancelled upon his termination of employment on December 7, 2001.

 (8) 7,500 of the total 20,000 shares of restricted stock awarded to Mr. Istvan on April 2, 2001, were granted in exchange for the cancellation of 15,000 shares of the non-statutory stock options issued to Mr. Istvan upon commencement of his employment with eLoyalty.

 (9) Represents grants of restricted shares made on November 9, 2001, in exchange for certain outstanding non-statutory stock options (see "Option Repricings" below for additional details). The amounts represent the market value of the restricted stock awards based on the $5.20 closing price of eLoyalty Common Stock on November 9, 2001. The number of shares granted to Named Executive Officers as part of this exchange was as follows: Mr. Conway, 103,370 shares; Mr. Cunningham, 10,000 shares; Mr. Istvan, 10,000 shares; and Mr. Lashmet, 56,414 shares. The restrictions on these shares lapse over a twenty-quarter period in approximately equal quarterly installments beginning on February 28, 2002, subject typically to the recipient's continued employment. Mr. Pollema did not participate in this exchange offer and Mr. Thomas, a non-US employee, received an award of installment common stock as discussed below in note 16.

(10) Represents the market value of the restricted stock awards made on July 1, 2000, valued using the $127.50 per share closing price of eLoyalty Common Stock on that date. The number of shares granted to the Named Executive Officers, except Mr. Istvan, Pollema and Thomas, on July 1, 2000 was as follows: Mr. Conway, 8,750 shares; Mr. Cunningham, 1,000 shares; and Mr. Lashmet, 6,250 shares. The restrictions on these shares lapse over a sixty-month period in approximately equal monthly installments beginning on August 1, 2000, subject typically to the recipient's continued employment.

(11) Represents the market value of restricted stock award of 5,000 shares made on June 11, 2001, valued using the $11.30 per share closing price of eLoyalty Common Stock on that date. The restrictions on these shares lapse over a sixty-month period in approximately equal monthly installments beginning on July 1, 2001, subject typically to the recipient's continued employment.

(12) These options were cancelled in fiscal 2000 in exchange for shares of restricted stock.

(13) Represents options to purchase eLoyalty Common Stock granted in 2000, in connection with the spin-off of eLoyalty from TSC, in substitution for options to purchase TSC common stock. With respect to Mr. Conway, 40,870 of these options were cancelled in fiscal 2001 in exchange for shares of restricted stock. With respect to Mr. Lashmet, all 21,414 options were cancelled in fiscal 2001 in exchange for shares of restricted stock.

(14) These options were cancelled in fiscal 2001 in exchange for shares of restricted stock.

(15) 2,000 of these options were cancelled in fiscal 2000 and 10,000 were cancelled in fiscal 2001 in exchange for shares of restricted stock.

(16) These options were cancelled in fiscal year 2001 in exchange for an award of installment common stock. The installment stock award provided Mr. Thomas with a contractual right to receive a total of 35,000 shares of eLoyalty Common Stock over a period of five years with the first such installment being due on February 28, 2002. Mr. Thomas' contractual right to receive such shares ceased upon his employment termination, thus no shares of Common Stock will be distributed to him under the award of installment stock.

(17) Includes (a) principal and interest totaling $261,197 forgiven by eLoyalty under a promissory note, dated November 12, 1998, and (b) employer contributions to an eLoyalty qualified defined contribution plan of $2,550.

(18) Represents primarily principal and interest forgiven by eLoyalty under a promissory note, dated November 12, 1998.

(19) Reflects employer contributions to an eLoyalty qualified defined contribution plan.

(20) Includes (a) principal and interest totaling $67,795 forgiven by eLoyalty under a promissory note, dated June 1, 2001, and (b) employer contributions to an eLoyalty qualified defined contribution plan of $1,582.

(21) Includes (a) principal and interest totaling $500,824 forgiven by eLoyalty's U.K. subsidiary under a promissory note, dated July 1, 2000, (b) employer contributions to a personal U.K. pension scheme of $22,755, and
     (c) severance payments totaling $1,119,042 (which includes lump sum payments totaling $379,281; salary continuation of $189,622; forgiveness of the remaining balance under a promissory note, dated July 1, 2000, of $491,667; additional contributions to a personal U.K. pension scheme of $22,755; and payment of attorney fees of $35,717).

(22) Represents primarily principal and interest forgiven by eLoyalty's UK subsidiary under a promissory note, dated July 1, 2000.

OPTION GRANTS IN FISCAL 2001

     The following table shows all grants of options to purchase Common Stock made to the Named Executive Officers during the fiscal year ended December 29, 2001.

                                                     INDIVIDUAL GRANTS
                                 ----------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF          % OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                                 SECURITIES          OPTIONS        PER SHARE                   PRICE APPRECIATION FOR OPTION
                                 UNDERLYING         GRANTED TO      EXERCISE                               TERM(1)
                                  OPTIONS           EMPLOYEES        OR BASE     EXPIRATION    -------------------------------
NAME                              GRANTED         IN FISCAL YEAR      PRICE         DATE         0%          5%         10%
----                             ----------       --------------    ---------    ----------      --          --         ---
Kelly D. Conway................        --                --              --             --          --          --          --
Timothy J. Cunningham..........        --                --              --             --          --          --          --
Jay A. Istvan..................    25,000(2)           9.60%         $83.75       01/29/11     $     0    $      0    $      0
Craig B. Lashmet...............        --                --              --             --          --          --          --
Steven C. Pollema..............    20,000(3)           7.70%         $20.10       06/01/11     $     0    $252,816    $640,684
N. Vaughan Thomas..............        --                --              --             --          --          --          --

-------------------------
(1) The dollar amounts shown under the 0%, 5% and 10% columns in the table above are the result of calculations required by the SEC's rules and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming the stock price on the date of grant (or conversion) appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at the appreciated stock price.

(2) Options relating to 15,000 of these shares were cancelled in exchange for 7,500 shares of restricted Common Stock granted to Mr. Istvan on April 2, 2001. The balance were cancelled in exchange for 10,000 shares of restricted Common Stock granted to Mr. Istvan on November 9, 2001 (see "Option Repricings" below).

(3) These options will vest as to one-fourth of the underlying option shares on June 30, 2002, with the remainder to vest in equal monthly installments over 36 months beginning July 31, 2002.

     The 1999 Plan (pursuant to which all awards held by the Named Executive Officers were granted) provides that, in the event of any Change in Control (as defined in the 1999 Plan), the Board of Directors would have the discretion (but would not be required) to make such adjustments to outstanding options and other awards under the Plan as it deems appropriate. The 1999 Stock Incentive Plan further provides that such adjustments may include, without limitation, the surrender and "cash out" of all outstanding awards or the substitution of the number and class of securities into which shares of eLoyalty Common Stock are converted in the Change in Control for the shares of eLoyalty Common Stock underlying awards under the Plan, with an appropriate adjustment in the exercise prices or base prices of the corresponding options or stock appreciation rights, respectively. As used in the 1999 Plan, the term "Change in Control" means, subject to specified exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 25% or more of the outstanding common stock or voting securities of eLoyalty, (ii) a change in the identity of a majority of the members of the Board of Directors from those who constituted the Board of Directors at the time that eLoyalty was spun off from TSC (the "Incumbent Board"), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board, (iii) the consummation of a reorganization, merger or consolidation of eLoyalty or a sale or other disposition of all or substantially all of eLoyalty's assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding common stock and voting securities of eLoyalty prior to the transaction beneficially own 60% or more of the outstanding common stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction, or (iv) the consummation of a plan of complete dissolution or liquidation of eLoyalty.

     In addition to such discretionary adjustment rights of the Board of Directors under the 1999 Plan, certain eLoyalty executive officers have contractual rights to an acceleration of their options. Among the Named Executive Officers, the employment agreements signed by Messrs. Cunningham and Istvan require the automatic vesting, upon a defined change in control, of all such unvested options that otherwise would vest within two years after such change in control in the case of Mr. Cunningham, and all such unvested options in the case of Mr. Istvan. Additionally, the employment agreement signed by Messrs. Pollema and Istvan provide that if the Company terminates his employment, other than for Serious Misconduct (as defined in that agreement), all options granted to him that would have vested within one year of the termination date will fully vest.

OPTION EXERCISES IN FISCAL 2001 AND OPTION VALUES AT DECEMBER 29, 2001

     The following table shows: (i) aggregate exercises of options to purchase eLoyalty Common Stock by the Named Executive Officers during the fiscal year ended December 29, 2001; (ii) the value realized upon such exercises; and (iii) the number and value of options to purchase Common Stock held by such executive officers at fiscal year-end. No options were exercised by the Named Executive Officers in fiscal 2001.

                                                             NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                   SHARES                           OPTIONS                   IN-THE-MONEY OPTIONS
                                  ACQUIRED                    AT DECEMBER 29, 2001            AT DECEMBER 29, 2001
                                     ON        VALUE      ----------------------------    ----------------------------
NAME                              EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                              --------    --------    -----------    -------------    -----------    -------------
Kelly D. Conway.................       --          --       17,450               0            $0              $0
Timothy J. Cunningham...........       --          --            0               0            $0              $0
Jay A. Istvan...................       --          --            0               0            $0              $0
Craig B. Lashmet................       --          --            0               0            $0              $0
Steven C. Pollema...............       --          --            0          20,000            $0              $0
N. Vaughan Thomas...............       --          --            0               0            $0              $0

OPTION REPRICINGS

     GENERAL

     On October 12, 2001, eLoyalty commenced tender offers to exchange certain outstanding non-statutory stock options having an exercise price above $30 per share and an original term of no more than ten years, for awards of restricted and installment Common Stock. This exchange offer was made to all eLoyalty employees, including its executive officers, and the exchange was closed on November 9, 2001. Restricted stock awards are awards of shares of eLoyalty Common Stock granted to an individual. During the restriction period, the holder of the restricted stock receives all of the benefits of ownership (right to dividends, voting rights, etc.), other than the right to sell or otherwise transfer any interest in the stock. Installment stock awards are grants to an individual of a contractual right to receive future grants of eLoyalty Common Stock in specified amounts on specified dates, subject to the individual remaining an eLoyalty employee on the date of the subject grant. With respect to the installment stock awards made in connection with the exchange offer, the grant dates are contemporaneous with the vesting dates for the restricted stock granted in the exchange offer. In the exchange offer, eligible U.S. employees received one share of restricted stock for each share underlying options tendered, with restrictions lapsing on such restricted shares in 20 equal quarterly installments beginning on February 28, 2002, subject to continued employment. Eligible non-U.S. employees received an installment stock award that provides for the issuance of one share of Common Stock for each share underlying options tendered with the issuance of such shares being made in 20 equal quarterly installments beginning February 28, 2002, subject to continued employment. As a result of the exchange, which was voluntary, eLoyalty accepted the tender of options to purchase approximately 573,097 shares of its Common Stock, issued approximately 483,165 shares of restricted Common Stock to its eligible U.S. employees, and reserved for issuance to eligible non-U.S. employees approximately 89,932 shares of its Common Stock.

     Also during the 2001 fiscal year, Jay Istvan, one of the Company's Named Executive Officers, was permitted to surrender a portion of his non-statutory options for cancellation in exchange for shares of restricted Common Stock at a 2-for-1 exchange ratio.

     The exchange of non-statutory options for shares of restricted or installment Common Stock may be deemed a "repricing" of the underlying options. The following table sets forth certain information regarding the "repricing" of options held by executive officers of eLoyalty for any such "repricing" that was effected after eLoyalty became a publicly traded company in February 2000.

                                        NUMBER OF                                              LENGTH OF
                                       SECURITIES                                               ORIGINAL
                                       UNDERLYING    MARKET PRICE     EXERCISE                OPTION TERM
                                        OPTIONS/     OF STOCK AT      PRICE AT                REMAINING AT
                                          SARS         TIME OF        TIME OF        NEW        DATE OF
                                       REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE   REPRICING OR
           NAME               DATE       AMENDED      AMENDMENT      AMENDMENT      PRICE      AMENDMENT
           ----               ----     -----------   ------------   ------------   --------   ------------
Kelly D. Conway...........  11/09/01     62,500        $  5.20        $ 35.00       $0.00      7.6 years
  President and Chief       11/09/01      7,787        $  5.20        $181.55       $0.00      6.6 years
  Executive Officer         11/09/01     16,173        $  5.20        $132.63       $0.00      5.6 years
                            11/09/01     13,915        $  5.20        $ 79.45       $0.00      4.6 years
                            11/09/01      2,995        $  5.20        $ 42.36       $0.00      4.2 years
                            07/01/00      8,750        $127.50        $366.30       $0.00      9.6 years
Timothy J. Cunningham.....  11/09/01     10,000        $  5.20        $109.06       $0.00      8.2 years
  Vice President, Chief     07/01/00      1,000        $127.50        $366.30       $0.00      9.6 years
  Financial Officer and
  Corporate Secretary
Christopher J. Danson.....   7/01/00      2,500        $127.50        $366.30       $0.00      9.6 years
  (Former Executive
  Officer)
Jackie L. Hilt............  11/09/01      8,000        $  5.20        $ 35.00       $0.00      7.6 years
  Vice President,           11/09/01      4,432        $  5.20        $ 90.78       $0.00      6.8 years
  Employee Loyalty          11/09/01      2,156        $  5.20        $ 79.45       $0.00      4.6 years
Jay A. Istvan.............  11/09/01     10,000        $  5.20        $ 83.75       $0.00      9.2 years
  Vice President, Strategy  04/02/01     15,000        $ 17.50        $ 83.75       $0.00      9.8 years
  and Marketing
Mark D. Kuchel............  11/09/01     10,000        $  5.20        $ 35.00       $0.00      7.6 years
  Vice President, Demand    11/09/01      4,761        $  5.20        $ 90.78       $0.00      6.8 years
                            11/09/01     16,173        $  5.20        $ 58.12       $0.00      4.3 years
Craig B. Lashmet..........  11/09/01     35,000        $  5.20        $ 35.00       $0.00      7.6 years
  Vice President, North     11/09/01      5,990        $  5.20        $ 75.13       $0.00      6.9 years
  American Operations       11/09/01      5,720        $  5.20        $ 90.78       $0.00      6.8 years
                            11/09/01      6,739        $  5.20        $ 79.45       $0.00      4.6 years
                            11/09/01      2,965        $  5.20        $ 43.28       $0.00      3.9 years
                            07/01/00      6,250        $127.50        $366.30       $0.00      9.6 years
N. Vaughan Thomas.........  11/09/01     35,000        $  5.20        $127.50       $0.00      8.6 years
  Vice President,
  International Operations
Robert S. Wert............  11/09/01      1,500        $  5.20        $113.13       $0.00      9.2 years
  Vice President and
  General Counsel

     COMPENSATION COMMITTEE DISCUSSION

     On April 2, 2001, several executive officers of the Company were awarded grants of restricted Common Stock as a part of the regular long-term, equity incentive portion of their compensation. As a member of the executive team, the Compensation Committee felt that Mr. Istvan also should receive a grant of restricted Common Stock at this time. However, Mr. Istvan recently had joined the Company and received a substantial grant of options at the commencement of his employment. The Compensation Committee believed that the aggregate size of the restricted stock grant proposed for Mr. Istvan and this earlier option grant would be inappropriately large and conditioned a portion of the restricted stock grant (7,500 shares) on Mr. Istvan's relinquishment of a portion of the earlier option grant (options to purchase 15,000 shares of Common Stock).

     The November 9, 2001 repricings identified in the table above reflect the participation of the identified executive officers in the exchange offer made to all eLoyalty employees, pursuant to which the employees were given the opportunity to exchange certain outstanding non-statutory stock options having an exercise price above $30 per share and an original term of no more than ten years, for awards of restricted and installment Common Stock. This offer was made to the Company's employees because of the perception that, due to the then depressed price of the Common Stock as compared to the exercise price of the eligible options, the eligible options were not succeeding in motivating the employees or in properly aligning the interests of the employees with those of the stockholders.

     Tench Coxe, Compensation Committee Chair
     John R. Purcell, Compensation Committee Member

EMPLOYMENT CONTRACTS AND EMPLOYMENT TERMINATION AND CHANGE IN CONTROL
ARRANGEMENTS

     Each of the Named Executive Officers has entered into an employment agreement. Such employment agreements for Messrs. Conway, Cunningham and Lashmet were entered into with TSC and assigned to, and assumed by, eLoyalty in connection with its spin-off from TSC. The material continuing terms of such agreements, including their provisions relating to employment termination generally and following a change in control, are summarized in the following paragraphs.

     MR. CONWAY

     Pursuant to his employment agreement, dated as of January 19, 1996, Mr. Conway's originally specified base salary is subject to annual review and discretionary increase based on his responsibilities, performance and capabilities. In addition, he is eligible to participate in other components of then applicable compensation programs, including annual bonus, equity incentive awards and employee benefit programs. Mr. Conway's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including ones prohibiting Mr. Conway for specified periods from providing consulting services to clients on whose matters he worked and from involvement with certain direct competitors.

     Mr. Conway's employment agreement provides for his employment to continue unless and until terminated in accordance with its terms. The agreement permits either party to terminate it at any time and for any reason upon 90 days prior notice. If, however, the Company terminates Mr. Conway's employment other than for Serious Misconduct (as defined in the agreement), he is entitled to receive:
(i) continuation of his then current base salary, at the rate in effect on the employment termination effective date (the "Termination Date"), for two years thereafter; (ii) a bonus equal to the average annual bonus earned during the two years immediately preceding the Termination Date ("Average Annual Bonus") for each of such two years, payable each year when annual bonuses are paid; and
(iii) continuation of his health insurance benefits until the earlier of the end of such two-year period or such time as he secures alternate employment. If, on the other hand, Mr. Conway's employment is terminated for Serious Misconduct, Mr. Conway is not entitled to any notice period or termination payments. In the event that Mr. Conway dies or becomes permanently disabled during the term of the agreement, he or his estate becomes entitled to receive his then current base salary, Average Annual Bonus and health insurance benefits for a one-year continuation period.

     Mr. Conway's employment agreement further provides that if, following a Change in Control (defined below), his title, position, salary or benefits are diminished or his duties or status materially reduced and he resigns within 90 days thereafter, or if he is required to relocate his residence for more than six months to a location outside of the metropolitan area in which he then resides, he declines to do so and his employment is then terminated, he will be entitled to receive the same two-year salary, Average Annual Bonus and health benefits continuation to which he would be entitled if his employment were involuntarily terminated other than for Serious Misconduct. "Change in Control" is defined in the agreement as: (i) the acquisition by any individual, entity or group of 40% or more of the outstanding common stock; (ii) stockholder approval of a merger that results in the holders of a majority of the common stock prior to the merger not owning a majority of the common stock of the surviving entity in substantially the same proportions following the merger; or

(iii) a sale of substantially all assets to an entity that is not at least 60% owned by the same stockholders as those prior to the sale. Mr. Conway's agreement provides for the accelerated vesting of all unvested TSC options upon a Change in Control. It also contains a provision that would provide for a reduction in the payments contemplated thereby under circumstances necessary to avoid a "parachute payment" under the Internal Revenue Code.

     MR. CUNNINGHAM

     Mr. Cunningham's employment agreement provides for an initial term of employment ending on July 31, 2000, with automatic renewal terms of one year each, unless notice of non-renewal is given by the Company no later than 90 days prior to expiration of the then current term. The agreement provides that the Company may terminate Mr. Cunningham's employment on not less than 180 days prior notice, except in the case of Serious Misconduct (as defined in the agreement) by Mr. Cunningham, in which case the termination takes immediate effect. Mr. Cunningham may terminate his employment under the agreement at any time upon not less than 90 days prior notice. The Company will be obligated to pay Mr. Cunningham his salary and health benefits during any applicable termination notice period, unless and until he first obtains alternate employment.

     The agreement provides that Mr. Cunningham will be paid a stated annual salary, subject to annual review and modification by Company management based on Mr. Cunningham's responsibilities, performance and capabilities, may be paid a discretionary annual bonus and will be provided with such other benefits as are generally made available by the Company to its Senior Vice Presidents. Mr. Cunningham's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including one prohibiting Mr. Cunningham for a one-year period from providing consulting services to clients on whose matters he worked. In the event of Mr. Cunningham's death or disability, the agreement provides that his salary, normal bonus and benefits will be continued for a period of one year following the date of death or disability.

     Pursuant to Mr. Cunningham's agreement, if, following a Change in Control (defined in the same manner as in Mr. Conway's agreement), Mr. Cunningham's title, position, duties or salary is diminished and Mr. Cunningham resigns within 90 days thereafter, or if Mr. Cunningham is required to relocate permanently to a location outside of the Chicago metropolitan area and Mr. Cunningham declines and his employment is terminated, then Mr. Cunningham will be entitled to receive (i) a one-year continuation of his salary and health insurance benefits, and (ii) a bonus equal to 50% of his salary. Mr. Cunningham's agreement further provides that any unvested stock options which would otherwise vest during a two-year period following the effective date of a Change in Control will automatically vest upon the Change in Control. In addition, Mr. Cunningham's $200,000 loan from the Company will be forgiven upon any termination of his employment following a Change in Control. See "Certain Relationships and Related Transactions -- Executive Officers."

     MR. ISTVAN

     Mr. Istvan's employment agreement provides for his employment until the agreement is terminated in accordance with its terms. Either party may terminate the agreement at any time, with the termination becoming effective as of the date specified by the terminating party that is within 90 days after notice of termination is given. If the Company terminates Mr. Istvan's employment other than for Serious Misconduct (as defined in the agreement), or if Mr. Istvan's employment is terminated as a result of Constructive Discharge (as defined in the agreement), he is entitled to receive: (i) a lump sum payment in an amount equal to his then current base salary, plus his average annual bonus earned during the two years preceding termination (for any year prior to 2001, the bonus earned is deemed to equal his annual base salary); and (ii) accelerated vesting of all stock options that would have otherwise vested during the one-year period following his termination. In the event that Mr. Istvan dies or becomes permanently disabled during the term of the agreement, the Company also is obligated to provide such lump sum payment. The agreement provides that Mr. Istvan will receive a stated salary, subject to annual review and modification by mutual agreement based on Mr. Istvan's responsibilities, performance and capabilities, and establishes his minimum target bonus. It further provides that Mr. Istvan will be entitled to participate in other components of then applicable compensation programs, including equity incentive awards and employee benefit programs. Mr. Istvan's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including ones prohibiting Mr. Istvan from engaging in certain competitive businesses for a period of one year after termination.

     MR. LASHMET

     Mr. Lashmet's employment with the Company terminated in early 2002. Pursuant to Mr. Lashmet's employment agreement, Mr. Lashmet was entitled to receive following such termination: (i) continuation of his then current base salary, at the rate in effect on the employment termination effective date, for one year; (ii) a one year bonus equal to the Average Annual Bonus, payable when annual bonuses are paid; and (iii) continuation of his health insurance benefits until the earlier of the end of such one-year period or such time as he secures alternate employment. Mr. Lashmet's agreement also contains various post-termination restrictive covenants, including ones prohibiting Mr. Lashmet for specified periods from providing consulting services to clients on whose matters he worked and from involvement with certain direct competitors.

     MR. POLLEMA

     Mr. Pollema's employment agreement provides for his employment until the agreement is terminated in accordance with its terms. Either party may terminate the agreement at any time upon 90 days prior notice. If the agreement is terminated by the Company following Serious Misconduct (as defined in the agreement) on the part of Mr. Pollema, however, the termination takes immediate effect. If the Company terminates Mr. Pollema's employment other than for Serious Misconduct, or if Mr. Pollema's employment is terminated as a result of Constructive Discharge (as defined in the agreement), he is entitled to receive:
(i) a lump sum payment in an amount equal to then current base salary, plus his average annual bonus earned during the two years preceding termination (for any year prior to 2001, the bonus earned is deemed to equal his annual base salary); and (ii) accelerated vesting of all stock options that would have otherwise vested during the one-year period following his termination. In the event that Mr. Pollema dies or becomes permanently disabled during the term of the agreement, the Company also is obligated to provide such lump sum payment. The agreement provides that Mr. Pollema will receive a stated salary, subject to annual review and modification by mutual agreement based on Mr. Pollema's responsibilities, performance and capabilities, and establishes his minimum target bonus. It further provides that Mr. Pollema will be entitled to participate in other components of then applicable compensation programs, including equity incentive awards and employee benefit programs. Mr. Pollema's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including ones prohibiting Mr. Pollema for specified periods from engaging in certain competitive businesses.

     Mr. Pollema's employment agreement also contains an obligation for Mr. Pollema to purchase, within the 90 period following commencement of his employment, shares of eLoyalty Common Stock having an aggregate purchase price equal to $150,000. The Company also extended a $250,000 loan to Mr. Pollema upon commencement of his employment, in part to facilitate these purchases. See "Certain Relationships and Related Transactions -- Executive Officers." Due to a variety of events, including those related to the loss of a major customer immediately following his employment, circumstances surrounding the business downturn experienced by the Company during fiscal 2001, and the private placement, rights offering and tender offers engaged in by the Company during fiscal 2001, Mr. Pollema was prevented by both Company policy and applicable law from engaging in the required transactions in the Company's stock until February 5, 2002. As of March 15, 2002, Mr. Pollema had purchased shares of eLoyalty Common Stock having an aggregate purchase price of $65,130 and intends to complete his required purchases as soon as practicable and in no event later than June 15, 2002.

     MR. THOMAS

     Mr. Thomas's employment with the Company terminated on December 7, 2001. Prior to that time, he had an agreement with the Company's U.K. subsidiary that established certain terms and conditions of his employment. In connection with his departure from the Company, Mr. Thomas and the Company's subsidiary entered into a compromise agreement in resolution of all outstanding matters related to Mr. Thomas' employment. Pursuant to that agreement, (i) Mr. Thomas will receive cash payments of L393,025, in aggregate (subject to certain reductions for taxes), payable in installments through December 2002, (ii) the Company forgave the balance of a loan (denominated in U.S. dollars) owed by Mr. Thomas in the amount of $491,667, (iii) the Company will provide health benefits and certain pension plan contributions for Mr. Thomas for a period of up to one year after his termination date, and (iv) the Company paid approximately L25,000 in respect of Mr. Thomas' legal costs. Under the compromise agreement, Mr. Thomas' options and unvested restricted stock lapsed upon his termination date. He specifically agreed to observe the provisions of his employment agreement relating to confidentiality and publicity, as well as the post-termination restrictive covenants which prohibit Mr. Thomas, for a one-year period after his termination date, from providing consulting services to clients on whose matters he worked during the one-year period preceding termination and from involvement with certain direct competitors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE OFFICERS

     On November 12, 1998, TSC made a loan of $1,200,000 to Mr. Conway. This loan was assumed by eLoyalty in connection with the spin-off. The terms of Mr. Conway's promissory note provide for the principal and interest at a rate of 4.51% per annum to be forgiven, provided Mr. Conway remains employed by the Company (or any parent or subsidiary of the Company) over a period of five years as follows: $300,000 of the principal, plus accrued interest thereon, was forgiven on November 12, 1999; $25,000 in principal, plus accrued interest thereon, was forgiven each month during the twelve-month period ending November 12, 2000; $20,000 in principal, plus accrued interest thereon, is to be forgiven each month during the twenty-four month period ending November 12, 2002; and $10,000 in principal, plus accrued interest thereon, is to be forgiven each month during the final twelve-month period ending November 12, 2003. In the event Mr. Conway's employment terminates for any reason, the Company may declare the outstanding balance of the loan principal plus accrued interest to be immediately due and payable by Mr. Conway in advance of the scheduled November 12, 2003 repayment date. As of March 15, 2002, the outstanding loan balance under this note was $312,359. Mr. Conway is responsible for payment of associated income and payroll taxes at the times income related to the loan forgiveness is recognized.

     On December 28, 2001, the Company loaned Mr. Conway the sum of $85,000 in order to assist him in paying a portion of the income taxes related to the forgiveness during 2001 of the loan described above. This loan is represented by a promissory note bearing interest at a rate of 2.54% per annum and will be forgiven, provided Mr. Conway remains employed by the Company, on November 12, 2003. In the event Mr. Conway's employment terminates for any reason, the Company may declare the outstanding balance of the loan principal plus accrued interest to be immediately due and payable by Mr. Conway in advance of the scheduled November 12, 2003 repayment date.

     On November 19, 1999, TSC made a loan of $200,000 to Mr. Cunningham in connection with his employment, all of which remains outstanding as of March 15, 2002. This loan was assumed by eLoyalty in connection with the spin-off. The terms of Mr. Cunningham's promissory note provide for the principal and interest at a rate of 5.57% per annum to be forgiven in full, provided Mr. Cunningham remains employed by the Company (or any parent or subsidiary of the Company) through November 19, 2002. This loan also will be forgiven in full in the event Mr. Cunningham's employment is terminated by the Company for reasons other than Serious Misconduct (as defined below) or, pursuant to a related letter agreement, upon any employment termination following a Change in Control (as defined in his employment agreement). In the event Mr. Cunningham voluntarily terminates his employment or it is terminated by the Company for Serious Misconduct, the outstanding principal and accrued interest will become immediately due and payable. Under the terms of Mr. Cunningham's promissory note, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to the Company's reputation, willful refusal to perform or substantial disregard of assigned duties, or any significant violation of any statutory or common law duty of loyalty to the Company. To the extent principal and interest are forgiven with respect to his loan, Mr. Cunningham will be responsible for payment of associated income and payroll taxes on income recognized as a result.

     On February 20, 2001, eLoyalty made a loan of $250,000 to Mr. Istvan in connection with his employment. The entire loan remains outstanding as of March 15, 2002. The terms of Mr. Istvan's promissory note provide for the principal and interest at a rate of 5.18% per annum to be forgiven in full, provided Mr. Istvan remains employed by the Company through February 20, 2003. This loan also will be forgiven in full in the event Mr. Istvan's employment is terminated by the Company for reasons other than Serious Misconduct (as defined below) or in the event that Mr. Istvan terminates his employment pursuant to a Constructive Discharge (as defined below) or by reason of his Disability (as defined below). In the event Mr. Istvan voluntarily terminates his employment other than by reason of a Constructive Discharge or his Disability, or his employment is terminated by the Company for Serious Misconduct, the outstanding principal and accrued interest shall become immediately due and payable. For purposes of the loan to Mr. Istvan, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, conviction of a felony, material breach of his employment agreement with the Company or willful and continued failure to substantially perform his duties or responsibilities. "Constructive Discharge" means Mr. Istvan's voluntary termination of his employment within 90 days following notice to the Company of the occurrence of any of the following circumstances (if the Company does not correct that circumstance within 15 days after such notice), a reduction in Mr. Istvan's base salary or a reduction in his target annual bonus to less than 100% of his base salary, material diminution of his duties or responsibilities, a change in Mr. Istvan's reporting relationship, such that he no longer reports directly to the Company's chief executive officer, relocation of the Company's corporate offices or Mr. Istvan's principal place of employment, the failure by any successor to substantially all of the Company's assets or business to assume and agree to perform Mr. Istvan's employment agreement within 15 days following a merger, consolidation, sale or similar transaction, or a material breach of Mr. Istvan's employment agreement by the Company. The term "Disability" means, for purposes of this loan, Mr. Istvan's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of not less than 180 days. Mr. Istvan will be responsible for payment of associated income and payroll taxes on income recognized as a result of any loan forgiveness.

     On June 1, 2001, eLoyalty made a loan of $250,000 to Mr. Pollema in connection with his employment. As of March 15, 2002, the outstanding loan balance under the promissory note evidencing this loan was $156,089. The terms of this note provide for the principal and interest at a rate of 4.15% per annum to be forgiven in equal monthly installments ending June 1, 2003, provided Mr. Pollema remains employed by the Company on the applicable forgiveness date. This loan also will be forgiven in full in the event Mr. Pollema's employment is terminated by the Company for reasons other than Serious Misconduct or in the event that Mr. Pollema terminates his employment pursuant to a Constructive Discharge or by reason of his death or Disability . In the event Mr. Pollema voluntarily terminates his employment other than by reason of a Constructive Discharge or his death or Disability, or his employment is terminated by the Company for Serious Misconduct, the outstanding principal and accrued interest shall become immediately due and payable. The definitions of the terms "Serious Misconduct," "Constructive Discharge" and "Disability" for purposes of Mr. Pollema's loan are substantially similar to the definitions of the same terms with respect to Mr. Istvan's loan described above. Mr. Pollema is responsible for payment of associated income and payroll taxes on income recognized as a result of any loan forgiveness.

DIRECTORS

     Mr. Coxe, the Chairman of eLoyalty's Board of Directors, is a managing director of the general partner of Sutter Hill. Mr. Hoag, also an eLoyalty Director, is a general partner of Technology Crossover Ventures and one of two managing members of TCM III and TCM IV, the general partners of the TCV Funds. As disclosed under "Security Ownership of Certain Beneficial Owners and Management," as of March 15, 2002, as a result of their respective affiliations with the TCV Funds and Sutter Hill, Mr. Hoag and Mr. Coxe may be deemed to beneficially own approximately 11.80% and 3.40%, respectively, of the then outstanding eLoyalty Common Stock and 41.05% and 27.37%, respectively, of the then outstanding Series B Stock.

     The Series B Stock that may be deemed to be beneficially owned by Messrs. Hoag and Coxe was purchased on December 19, 2001 pursuant to a Share Purchase Agreement, dated September 24, 2001, between eLoyalty and the TCV Funds and entities affiliated with Sutter Hill, as amended. In this private placement transaction, approximately 1.9 million shares of Series B Stock were sold to the TCV Funds for gross proceeds of approximately $9.6 million and approximately 1.3 million shares of Series B Stock sold to Sutter Hill affiliates for gross proceeds of approximately $6.4 million. Concurrently, approximately 1.4 million shares of Series B Stock were sold to other of our existing stockholders pursuant to a rights offering made to all such stockholders, on terms substantially identical to those offered to the TCV Funds and Sutter Hill. The purchase price for the Series B Stock was determined in negotiations between representatives of TCV and Sutter Hill and representatives of eLoyalty management and was approved by the Board of Directors, with Messrs. Hoag and Coxe abstaining.

     In connection with the closing of the private placement, eLoyalty, TCV and Sutter Hill entered into an Amended and Restated Investor Rights Agreement. Under that agreement, eLoyalty must use its best efforts to have a Registration Statement on Form S-3 for the shares of Common Stock issuable upon the conversion of the Series B Stock issued in the private placement, plus certain previously owned TCV Fund shares, declared effective within 180 days after closing. eLoyalty will be required to maintain the effectiveness of this Registration Statement until all of the Common Stock underlying the Series B Stock issued in the private placement can be sold in any and all three-month periods under Rule 144 under the Securities Act of 1933 (without giving effect to Rule 144(k)). The agreement also provides TCV and Sutter Hill with certain piggyback registration rights.

     In addition, Sutter Hill and various of the TCV Funds have agreed with eLoyalty and a fund affiliated with Bain Capital to participate in a new venture fund, eLoyalty Ventures, L.L.C., to be sponsored by eLoyalty. Pursuant to an Operating Agreement providing for the formation, management and operation of this new fund, each of Sutter Hill and such TCV Funds (considered together) have made a capital commitment of $5.1 million (each representing approximately 17% of the total committed capital) to eLoyalty Ventures. eLoyalty, through a limited liability company in which it and certain of its officers are expected to invest, has made a capital commitment to eLoyalty Ventures of $14.7 million (or approximately 49% of the total committed capital). No capital contributions have yet been made to eLoyalty Ventures.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2003

DEADLINE FOR INCLUSION IN PROXY STATEMENT

     Any stockholder proposal to be considered by eLoyalty for inclusion in the proxy statement and form of proxy for next year's annual meeting of stockholders must be received by the Corporate Secretary of eLoyalty at eLoyalty's principal executive offices, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, no later than December 13, 2002 and must otherwise satisfy the requirements of applicable SEC rules.

DEADLINE FOR NOTICE OF OTHER STOCKHOLDER PROPOSALS/DIRECTOR NOMINATIONS

     Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with advance notice procedures set forth in eLoyalty's By-Laws in order to be brought properly before that annual meeting of stockholders. In addition, with respect to any such stockholder proposals, the Company may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to the Company in accordance with such By-Law procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to the Corporate Secretary of eLoyalty not less than 75 days nor more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's annual meeting of stockholders, the written notice must be received no earlier than February 6, 2003 and no later than March 2, 2003.

     In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of eLoyalty at the address specified on the first page of this proxy statement.

     If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, such business will not be transacted or such defective nomination will not be accepted.

                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary in any of eLoyalty's other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, before or after the date of this proxy statement, that incorporate future SEC filings made by eLoyalty, none of the information under "Report of the Audit Committee," "Stock Performance Graph" or the "Report of the Compensation Committee" under "Executive Compensation" will be incorporated by reference into any of those filings.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies will be borne by eLoyalty. In addition to soliciting proxies through the mail, certain employees of eLoyalty may solicit proxies in person, by facsimile or by telephone, without additional compensation. As is customary, eLoyalty will, upon request, reimburse brokers, banks, custodians and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of eLoyalty shares.

     Your vote is important. Please complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope as soon as possible or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.
                                          By Order of the Board of Directors,

                                          [TIMOTHY J. CUNNINGHAM SIG]
                                          Timothy J. Cunningham, Corporate
                                          Secretary

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED UPON THE WRITTEN REQUEST OF SUCH PERSON A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES (UPON REQUEST, EXHIBITS THERETO WILL BE FURNISHED SUBJECT TO PAYMENT OF A SPECIFIED FEE). REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TIMOTHY J. CUNNINGHAM, CORPORATE SECRETARY, ELOYALTY CORPORATION, 150 FIELD DRIVE, SUITE 250, LAKE FOREST, ILLINOIS 60045.

                                                                      APPENDIX A

                              eLOYALTY CORPORATION
                           1999 STOCK INCENTIVE PLAN
    (AS AMENDED AND RESTATED AS OF MAY 16, 2002, SUBJECT TO APPROVAL BY THE COMPANY'S STOCKHOLDERS OF THE AMENDMENT TO INCREASE THE MAXIMUM NUMBER OF
 SHARES AUTHORIZED UNDER THE PLAN WHICH IS BEING SUBMITTED TO STOCKHOLDERS FOR
      THEIR APPROVAL AT THE COMPANY'S 2002 ANNUAL MEETING OF STOCKHOLDERS)

                                I. INTRODUCTION

     1.1 Purposes. The purposes of the 1999 Stock Incentive Plan (the "Plan") of eLoyalty Corporation, a Delaware corporation (the "Company"), are to (i) align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) advance the interests of the Company by attracting and retaining directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents and (iii) motivate such persons to act in the long-term best interests of the Company's stockholders.

     1.2 Certain Definitions.

     "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

     "Board" shall mean the Board of Directors of the Company.

     "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

     "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

     "Change in Control" shall have the meaning set forth in Section 6.8(b).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean (i) prior to the date that the Company shall become a separate publicly held corporation for purposes of section 162(m) of the Code, the Committee under the Technology Solutions Company 1996 Stock Incentive Plan and (ii) on or after such date, one or more committees of the Board that have been designated by the Board to carry out certain respective actions under this Plan on behalf of the Board, subject to the limitations provided by the Board in any such designations; provided, however, that where necessary for compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or where the Board deems it to be advisable for any reason whatsoever, such committee will consist of two or more members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act; and provided further, that where the grant of an award is being made to any person who at the time of the grant is a "covered employee," or who is then believed likely to be a "covered employee" at any time during the period an award hereunder to such person would be outstanding, and where necessary for such grant to qualify as performance based compensation under the provisions of section 162(m) of the Code, such committee will consist of two or more members of the Board, each of whom shall be an "outside director" within the meaning of section 162(m) of the Code. Notwithstanding any such committee designations, the Board retains the right to assume full authority to administer the Plan in all respects hereunder pursuant to Section 1.3 hereof.

     "Common Stock" shall mean the common stock, $.01 par value, of the Company.

     "Company" shall have the meaning set forth in Section 1.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported by The Nasdaq Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if (i) the determination date occurs prior to the initial date that shares of Common Stock are traded on The Nasdaq Stock Market or a national securities exchange or (ii) the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option and which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

     "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and which is designated as an Incentive Stock Option.

     "Incumbent Board" shall have the meaning set forth in Section 6.8(b)(2) hereof.

     "Mature Shares" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder has held for at least six months.

     "Non-Employee Director" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary; provided, however, that prior to the Reference Date, "Non-Employee Director" shall mean any director of the Company who is not an officer or employee of the Company, TSC, any subsidiary of TSC or any Subsidiary.

     "Non-Statutory Stock Option" shall mean a stock option which is not an Incentive Stock Option.

     "Outstanding Common Stock" shall have the meaning set forth in Section 6.8(b)(1) hereof.

     "Outstanding Voting Securities" shall have the meaning set forth in Section 6.8(b)(1) hereof.

     "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), operating income, operating income margin, return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under
Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

     "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

     "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

     "Performance Share Award" shall mean an award of Performance Shares under this Plan.

     "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

     "Reference Date" shall mean the initial date that the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

     "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

     "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

     "Spin-Off" shall mean a pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

     "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

     "Subsidiary" shall have the meaning set forth in Section 1.4.

     "Substitute Options" shall have the meaning set forth in Section 2.4.

     "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

     "Tax Date" shall have the meaning set forth in Section 6.5.

     "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

     "TSC" shall mean Technology Solutions Company, a Delaware corporation, and its successors.

     "TSC Options" shall have the meaning set forth in Section 2.4.

     1.3 Administration. This Plan shall be administered by the Committee, pursuant to and subject to the terms of the Board's designation thereof and delegation thereto in accordance with Section 1.2 hereof. Notwithstanding any such Committee designation, the Board retains the right to assume full authority to administer the Plan in all respects hereunder. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARS, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board or, if applicable, the

Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

     1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, other key employees, consultants, independent contractors and agents of the Company and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") and, prior to the Spin-Off, directors, officers and other key employees of TSC and its subsidiaries, as the Committee in its sole discretion may select from time to time and such other persons receiving Substitute Options. For purposes of this Plan, references to employment shall also mean service as a director or pursuant to an agency or independent contractor relationship, and references to employment by the Company shall also mean employment by a Subsidiary or such other employer designated in the Agreement evidencing the award. Notwithstanding the preceding sentence, in the case of (i) options granted hereunder prior to the Reference Date and (ii) Substitute Options, references to employment with the Company shall include all employment with TSC or any of its subsidiaries. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Without limiting their eligibility for discretionary awards under the Plan, as described above, Non-Employee Directors of the Company shall be eligible to participate in this Plan in accordance with Section V. Notwithstanding anything contained herein to the contrary, no person other than an employee of the Company or a Subsidiary may be granted an Incentive Stock Option hereunder.

     1.5 Shares Available. Subject to adjustment as provided in Section 6.7, the total number of shares of Common Stock initially available for all grants of awards over the term of the Plan, other than Substitute Options, was 534,000. As of the first day of each fiscal year of the Company beginning on or after January 1, 2000, the total number of shares of Common Stock available for all grants under this Plan, other than Incentive Stock Options, shall automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. Effective upon approval by the Company's stockholders of the amendment to increase by 500,000 the maximum number of shares under the plan (which amendment is submitted to such stockholders for their approval at the Company's 2002 Annual Meeting of stockholders), the maximum number of shares of Common Stock authorized for all grants of awards under this Plan, subject to adjustment as provided in Section 6.7, is 2,510,834, including a total of 738,078 shares which became available on the first day of fiscal years 2000-2002 pursuant to the automatic increase feature contained in the Plan as noted above and 738,756 shares initially made available pursuant to the Substitute Options granted in connection with the Spin-Off. If approved, a maximum of 1,034,000 shares will be available for grants of Incentive Stock Options.

     To the extent that shares of Common Stock subject to an outstanding option granted hereunder (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or SARS, Stock Awards or Performance Share Awards or a combination thereof may be granted to any person during (i) the 1999 fiscal year shall be 75,000 and (ii) any other fiscal year of the Company shall be 30,000, subject to adjustment as provided in Section 6.7.

                II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is granted to a person other than an employee of the Company or a Subsidiary or that is otherwise not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

          (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

          (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
     (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option,
     (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

     2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

     SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee.

          (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.10.

          (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and
     (ii) by executing such documents as the Company may reasonably request.

     2.3 Termination of Employment or Service. Subject to Section 1.4, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

     2.4 Substitute Awards. In the event of a Spin-Off, the Committee shall be authorized to grant substitute options ("Substitute Options") to purchase Common Stock, in accordance with the terms hereof, to holders of options to acquire common stock of TSC ("TSC Options"). The number of shares of Common Stock subject to Substitute Options shall be determined as follows:

          (a) eLoyalty Employees and Directors. A Substitute Option shall be granted to each holder of a TSC Option who, immediately after the Spin-Off, is an employee or director of the Company (but who is not also a director of TSC). The number of shares of Common Stock subject to such Substitute Option shall be determined by multiplying the number of shares subject to the TSC Option to which such Substitute Option relates by a ratio, the numerator of which is the trading price of a share of TSC common stock, traded "regular way," and the denominator of which is the trading price of a share of Common Stock, traded on a "when-issued" basis, in each case over a fixed period of time determined by the Committee on or around the record date of the Spin-Off.

          (b) Other TSC Option Holders. A Substitute Option shall be granted to each holder of a nonqualified TSC Option granted prior to June 22, 1999 who, immediately after the Spin-Off, is either (i) an employee or director of TSC or (ii) an employee or director of neither TSC nor the Company. The number of shares of Common Stock subject to such Substitute Option shall equal the number of shares of Common Stock that would be distributed in the Spin-Off with respect to a number of shares of TSC common stock equal to the number of shares subject to the TSC Option to which such Substitute Option relates immediately prior to the Spin-Off.

     The Committee shall determine the exercise price of each Substitute Option in a manner that preserves the economic value of the TSC Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, such Substitute Option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and, subject to Section 1.4, the rules in the event of termination of employment, shall be the same as those of the TSC Option to which the Substitute Option relates.

     Pursuant to its authority provided under this Section, the Committee granted a total of 738,756 shares of Substitute Options in connection with the spin-off of eLoyalty from TSC on February 15, 2000.

                               III. STOCK AWARDS

     3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

     3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

     Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

          (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

          (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

          (e) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award granted to a "covered employee" within the meaning of Section 162(m) of the Code shall not exceed $250,000 (i) at the time of grant in the case of a Stock Award granted upon the attainment of Performance Measures or (ii) in the case of a Restricted Stock Award with Performance Measures which shall be satisfied or met as a condition to the holder's receipt of the shares of Common Stock subject to such award, on the earlier of (x) the date on which the Performance Measures are satisfied or met and (y) the date the holder makes an election under Section 83(b) of the Code.

     3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award, whether by reason of disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award.

                          IV. PERFORMANCE SHARE AWARDS

     4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

     4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

          (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified

     Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

          (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.10.

     4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any cancellation or forfeiture of such Performance Share Award upon a termination of employment with the Company of the holder of such Performance Share Award, whether by reason of disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award.

                V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

     5.1 Eligibility. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V ("Automatic Non-Employee Director's Options") shall constitute Non-Statutory Stock Options. Notwithstanding anything to the contrary herein, any Non-Employee Director who was granted an option pursuant to Section
2.1 hereof on or around July 1, 1999 shall not be eligible to receive Automatic Non-Employee Director's Options hereunder.

     5.2 Grants of Stock Options. Except as provided otherwise in Section 5.1, each Non-Employee Director shall be granted Automatic Non-Employee Director's Options as follows:

          (a) Automatic Initial Grant of Options. Each person who becomes a Non-Employee Director shall be automatically awarded and issued on the date of his or her first election to the Board, without further action of the Board or the Committee, an Automatic Non-Employee Director's Option to purchase 5,000 shares of Common Stock. An option described in this Section 5.2(a) shall hereinafter be referred to as an "Initial Grant."

          (b) Automatic Annual Grant of Options. On the day immediately following the date of each annual meeting of stockholders of the Company (the "Current Annual Meeting"), beginning with the annual meeting that occurs in 2000, each Non-Employee Director (other than a Non-Employee Director who received an Initial Grant at the Current Annual Meeting) shall be automatically awarded and issued on such date, without further action of the Board or the Committee, an Automatic Non-Employee Director's Option to purchase 1,200 shares of Common Stock (an "Annual Grant"); provided that in the case of an Annual Grant to a Non-Employee Director who received an Initial Grant within the twelve-month period ending on the date of the Current Annual Meeting, the number of shares subject to such Annual Grant shall be 1,200 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the day after the date of such Initial Grant and ending on the day of the Current Annual Meeting, and the denominator of which is 365.

          (c) Option Price. The purchase price per share of Common Stock subject to each Automatic Non-Employee Director's Option shall be 100 percent of the Fair Market Value of a share of Common Stock on the date such option is automatically granted.

          (d) Exercisability. Except as otherwise provided herein, each Automatic Non-Employee Director's Option shall not be exercisable until the last day of the calendar month following the calendar month in which such option is granted (the "Initial Date of Exercisability"). Each Initial Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 47 calendar months following the Initial Date of Exercisability with respect to 1/48 of the shares of Common Stock subject to the Initial Grant on the date of its grant. Each Annual Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 11 calendar months following the Initial Date of Exercisability with respect to one-twelfth of the shares of Common Stock subject to such Annual Grant on the date of its grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Automatic Non-Employee Director's Options shall be exercisable in accordance with Section 2.1(c).

          (e) Options Granted Prior to Reference Date. Notwithstanding Section 5.2(d), no option granted prior to the Reference Date pursuant to this
     Article V shall be exercisable until the Reference Date, at which time such option shall become exercisable for the same number of shares for which such option would have been exercisable under Section 5.2(d) as of the Reference Date. Such option shall thereafter continue to become exercisable in accordance with Section 5.2(d). The number of shares of Common Stock subject to each such option, and the exercise price thereof, shall be adjusted in accordance with the Agreement setting forth the terms of such option.

     5.3 Option Period and Termination of Directorship.

     (a) Term and Termination of Option. The maximum term of each Automatic Non-Employee Director's Option shall be the date which is 10 years after the date on which it was granted (the "Expiration Date"). Each Automatic Non-Employee Director's Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Article V, on its Expiration Date. In no event may an Automatic Non-Employee Director's Option be exercised, in whole or in part, after it terminates.

     (b) Termination of Directorship Other than by Death, Disability or Retirement. If the holder of an Automatic Non-Employee Director's Option ceases to be a director of the Company for any reason other than death, Disability, or Retirement, the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such holder's ceasing to be a director and may thereafter be exercised for a period of five years from the effective date of such holder's ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director's Option shall terminate in its entirety.

     (c) Death. If the holder of an Automatic Non-Employee Director's Option ceases to be a director of the Company by reason of death, the option shall become exercisable as of the date of death with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director's Option shall terminate in its entirety.

     (d) Disability. If the holder of an Automatic Non-Employee Director's Option ceases to be a director of the Company by reason of Disability, the option shall become exercisable as of the effective date of such holder's ceasing to be a director with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of five years from the effective date of such holder's ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director's Option shall terminate in its entirety. For purposes of this Article V, "Disability" shall mean the inability of an individual to fully perform the duties of a director of the Company for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.

     (e) Retirement. If the holder of an Automatic Non-Employee Director's Option ceases to be a director of the Company by reason of retirement after such holder has completed five years of service as a director of the Company and is at least 55 years of age ("Retirement"), the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such Retirement, and may thereafter be exercised for a period of five years from the effective date of such Retirement or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director's Option shall terminate in its entirety.

     (f) Death After Termination of Directorship. If the holder of an Automatic Non-Employee Director's Option dies after he or she has ceased to be a director of the Company, the option shall be exercisable only to the extent that it is exercisable on the date of such holder's death and may thereafter be exercised only for that period of time for which the option is exercisable immediately prior to the holder's death pursuant to Sections 5.3(b) through (e).

                                  VI. GENERAL

     6.1 Effective Date and Term of Plan. This Plan was initially adopted by the Board of Directors and approved by the stockholders on June 22, 1999 (the "Effective Date"). This Plan shall terminate ten years after its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

     6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

     6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. A copy of such document shall be provided to the recipient, and the Committee may, but need not, require that the recipient sign a copy of such document. Such document is referred to in the Plan as an "Agreement" regardless of whether any recipient signature is required.

     6.4 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the first sentence of this Section 6.4, or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the first sentence of this Section 6.4 or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, other than as permitted by the first sentence of this Section 6.4 or the Agreement relating to an award, such award and all rights thereunder shall immediately become null and void.

     6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the minimum amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation,
(D) in the case of the exercise of any option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Article V, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

     6.8 Change in Control.

     (a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

          (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option,

          (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or
     (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

          (iii) in the case of a Restricted Stock Award or Performance Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in the Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control.

     In the event of a Change in Control in which options are cancelled, each Tandem SAR related to a cancelled option shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     In the event of a Change in Control, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee.

     (b) Prior to the consummation of a Spin-Off, "Change in Control" shall mean any event, other than a Spin-Off, after which TSC is the beneficial owner of less than a majority of the Outstanding Voting Securities. After the consummation of a Spin-Off, "Change in Control" shall mean one or more of the following events:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by a corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (3) of this Section 6.8(b); provided further, that for purposes of clause
     (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2) individuals who, as of the date of the Spin-Off constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the Spin-Off whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction");

     excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) the consummation of a plan of complete liquidation or dissolution of the Company.

     (c) (1) With respect to any optionee who is subject to Section 16 of the Exchange Act, notwithstanding the exercise period contained in any Agreement to which such optionee is a party and notwithstanding the expiration date of the term of such option (other than an Incentive Stock Option), in the event the Company is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the expiration date of the term of the option, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

     (2) With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act, notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of such SAR (other than a Tandem SAR which is related to an Incentive Stock Option), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of
(x) the expiration date of the term of such SAR, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such holder many not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

     6.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, TSC, or any of their subsidiaries or affiliates or affect in any manner the right of the Company, TSC, or any of their subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

     6.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

     6.11 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

                                                                      APPENDIX B

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eLoyalty Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter at least annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. Other functions of the Audit Committee shall include: (1) reviewing the annual management letter (with the independent auditors), (2) reviewing and approving audit fees and (3) reviewing management "conflict of interest" transactions. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's judgment. Except as permitted by the applicable rules of the Nasdaq Stock Market, Inc., each Committee member shall also meet the independence and financial literacy requirement for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq Stock Market, Inc. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

RESPONSIBILITIES

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     Recommending to the Board the independent auditors to be retained (or appointed) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take, appropriate actions to oversee and satisfy itself as to auditors' independence.

     Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert special or additional assurance as to the financial statements and other financial information provided by the Company to its shareholders and others. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to and threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of such person's serving as a member of the Committee against any liability or expense actually or reasonably incurred by such person in respect thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 BELOW. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

                                                             Please mark
                                                             your votes as
                                                             indicated in    [X]
                                                             this example




1. To elect (01) Kelly D. Conway and (02) Michael J. Murray as Class III Directors for a three-year term. If either such nominee should be unavailable, the proxies or any of them may vote for a substitute nominee at their discretion.

                 FOR all nominees                WITHHOLD
                listed to the left              AUTHORITY
                (except as marked        to vote for all nominees
                 to the contrary)           listed to the left
                      [ ]                          [ ]


(Instruction: To withhold authority to vote for one or more individual nominees, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------


2. To approve amendment of the eLoyalty Corporation 1999 Stock Incentive Plan to increase the number of shares available under the plan by 500,000.

                  FOR            AGAINST           ABSTAIN
                  [ ]              [ ]               [ ]


3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as eLoyalty's independent accountants for 2002.

                  FOR            AGAINST           ABSTAIN
                  [ ]              [ ]               [ ]


4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.


PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                                              I plan to attend the meeting. [ ]





SIGNATURE___________________ SIGNATURE___________________ DATE____________, 2002

PLEASE SIGN ABOVE EXACTLY AS NAME(S) APPEAR(S) HEREON. (WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE TITLE AS SUCH. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD SIGN.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

            --------------------------------------------------------
                                    INTERNET

                           http://www.eproxy.com/ELOY

            Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
            --------------------------------------------------------

                                       OR

            --------------------------------------------------------
                                    TELEPHONE

                                 1-800-435-6710

            Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
            --------------------------------------------------------

                                       OR

            --------------------------------------------------------
                                      MAIL

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                             enclosed postage-paid
                                    envelope.
            --------------------------------------------------------


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

PROXY                         eLOYALTY CORPORATION                         PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints and constitutes KELLY D. CONWAY, JAY C. HOAG, JOHN T. KOHLER and MICHAEL J. MURRAY, and each or any of them, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present and acting and with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of eLoyalty Corporation to be held at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois, on Thursday, May 16, 2002 at 9:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of
(1) eLoyalty Common Stock, par value $0.01 per share, and (2) eLoyalty 7%
Series B Convertible Preferred Stock, par value $0.01 per share, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, subject to any direction indicated on the reverse side of this card. IF DIRECTIONS ARE NOT GIVEN, THE PROXIES WILL VOTE FOR EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


              (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





                              eLOYALTY CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 16, 2002
                                    9:00 A.M.

                                 Hyatt Deerfield
                               1750 Lake Cook Road
                            Deerfield, Illinois 60015

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE DETACH
             THIS PORTION OF THE PROXY CARD AND BRING IT WITH YOU.
                    IT WILL SERVE AS YOUR ADMISSION TICKET.